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                                                                       EXHIBIT 2




                         AGREEMENT OF PURCHASE AND SALE

                                  BY AND AMONG

                   THE SPECTRUM CLUB COMPANY, INC., SCC I LLC,

                         AND RBW/FULLERTON, A CALIFORNIA

                               LIMITED PARTNERSHIP









                          Dated as of December 31, 1997



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                         AGREEMENT OF PURCHASE AND SALE


        This Agreement of Purchase and Sale is entered into as of December 31, 1997 ("AGREEMENT"), by and among The Spectrum Club Company, Inc., a Delaware corporation ("SCC"), SCC I LLC, a Delaware limited liability company ("SCC I LLC"), and RBW/Fullerton, a California limited partnership (the "PARTNERSHIP" or "SELLER"). SCC and SCC I LLC are hereinafter referred to collectively as "BUYER".


                                R E C I T A L S:

        A. SCC owns and operates upscale health and fitness clubs under the name "Spectrum Clubs," in California, SCC I LLC is a company formed in order to enter in this Agreement and certain related transactions.

        B. Seller operates a health and fitness facility (the "CLUB") in Fullerton, California. G. Barton Heuler ("HEULER") and Donald P. Tormey ("TORMEY") are the managing general partners (the "GENERAL PARTNER") of the Partnership.

        C. Simultaneously with the execution and delivery of this Agreement, Buyer is entering into an Agreement of Purchase and Sale (the "SANTA ANA PURCHASE AGREEMENT") with the limited partnership and limited liability company that own and operate the Racquetball World health and fitness facility in Santa Ana, California (the "SANTA ANA CLUB"). Shortly following the execution and delivery of this Agreement and the Santa Ana Purchase Agreement, Buyer will enter into Agreements of Purchase and Sale (collectively, the "OTHER PURCHASE AGREEMENTS") with two other limited partnerships which own and operate Racquetball World health and fitness facilities in Canoga Park, and Fountain Valley, and will enter into an Option Agreement with the limited partnership which owns and operates a health and fitness facility in Buena Park (the "OPTION AGREEMENT"). Such health and fitness facilities in Canoga Park, Fountain Valley and Buena Park are hereinafter referred to collectively as the "OTHER CLUBS"and individually as the Canoga Park Club, the Fountain Valley Club and the Buena Park Club. The consummation of the transactions contemplated by this Agreement is expressly conditioned on the simultaneous closing of the Santa Ana and all Other Purchase Agreements.

        C. Buyer wishes to purchase from Seller, and Seller wishes to sell and transfer to Buyer, substantially all the assets and properties used or held for use by Seller in connection with the operation of the Club's health and fitness business and catering business, subject to the terms and conditions set forth in this Agreement.




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                               A G R E E M E N T:

        In consideration of the premises and the mutual covenants and agreements hereinafter set forth, Buyer and Seller hereby agree as follows:

SECTION 1.   TRANSFER OF ASSETS

        1.1. PURCHASE AND SALE OF ASSETS.

             1.1.1. ASSETS. Subject to the terms and conditions hereinafter set forth, on the "Closing Date" (as defined in SECTION 5) and excluding the "Excluded Assets" (as defined in SECTION 1.1.2), Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer, assign and convey to Buyer, all of Seller's right, title and interest in and to all of the assets and properties of Seller (of every kind and character, whether real, personal or mixed, whether tangible and intangible, whether accrued, contingent or otherwise and wherever situated), relating to the operation of the Club's health and fitness business (the "HEALTH/FITNESS BUSINESS") and catering business, respectively, as the same shall exist immediately prior to the Closing, including, without limitation, the following:

                    (a) all real property leases described in Schedule 1.1.1(a) attached hereto (the "REAL PROPERTY LEASES");

                    (b) all leases of personal property covering (by way of example and not limitation) machinery, equipment, vehicles, furniture and other personal property, which personal property leases are described in Schedule 1.1.1(b) attached hereto (the "PERSONAL PROPERTY LEASES");

                    (c) all of Seller's right, title and interest as ground lessee under that certain Ground Lease dated April 11, 1980, with the City of Fullerton, as ground lessor (the "GROUND LEASE"), and in and to all improvements and fixtures thereon and all easements, rights of way and other rights appurtenant thereto in any way related to the Ground Lease (the "IMPROVEMENTS");

                    (d) all furniture, furnishings, equipment, machines, computers, tools, supplies, spare (or replacement) parts and other personal property owned by Seller and listed in Schedule 1.1.1(d) attached hereto (the "PERSONAL PROPERTY");

                    (e) all membership agreements, contracts, forms, instruments and other writings under which members are entitled to use the facilities and services at the Club, including all amendments, renewals and extensions thereof (the "MEMBERSHIP AGREEMENTS");

                    (f) all agreements, contracts, forms, instruments and other writings (other than the Membership Agreements), and all rights thereunder or thereto, which are identified in Schedule 1.1.1(f) attached hereto (the "CONTRACTS");




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                    (g) all records, files and other data relating to the
Health/Fitness Business and catering business, including, without limitation, all membership lists (in both written form and in the Club's standard machine-readable format), customer lists, supplier/vendor lists, invoices, plans and specifications, designs, drawings, accounting/business records and accounts receivable aging schedules but excluding Seller's partnership books and records (the "BUSINESS RECORDS");

                    (h) all licenses, approvals, permits and authorizations (including any such licenses, approvals, permits and authorizations issued by governmental agencies or authorities having jurisdiction of the Health/Fitness Business and/or catering business) which are required in connection with the operation of the Health/Fitness Business and/or the catering business, to the extent the same can be transferred and assigned to Buyer pursuant to the terms hereof (the "LICENSES");

                    (i) all inventory of finished products, raw materials and work-in-process, whether located at the Club or elsewhere, including all food and beverage inventory and all equipment or property (to the extent not included in any of the other subparts of this Paragraph 1.1.1 and used by the Club to prepare and serve food and beverage offerings to patrons and guests) (the "INVENTORY");

                    (j) all trademarks, trade names, copyrights, patents and other proprietary rights (whether or not registered), and all applications relative to any of the foregoing, which Seller uses in connection with the operation of its Health/Fitness Business and catering business, as the case may be, which are listed in Schedule 1.1.1(j) attached hereto (the "PROPRIETARY RIGHTS");

                    (k) all advance payments, prepaid items and credits of all kinds of the Club, other than (i) utility deposits of the Club in an amount not to exceed sixty thousand dollars ($60,000.00), which together with utility deposits of the Fullerton Club, Fountain Valley Club and Canoga Park Club, shall be in an aggregate amount not exceeding seventy-five thousand dollars ($75,000) (the "UTILITY DEPOSITS"); (ii) prepaid catering services; and (iii) advance payments, prepaid items and credits relating to Excluded Assets;

                    (l) all rights, claims and causes of action which Seller could assert against any other person or entity for the breach of any duty or violation of any right prior to the Closing Date, to the extent such breach or violation relates, directly or indirectly, to the Health/Fitness Business and/or catering business ("LITIGATION RIGHTS"); and

                    (m) all accounts receivable and other rights to payment owing to Seller and arising out of the operation of its Health/Fitness Business and catering business (including, without limitation, all rights to payment under Membership Agreements and Contracts) (collectively, "RECEIVABLES").




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All of the assets and properties described in this SECTION 1.1.1 are collectively referred to herein as the "TRANSFERRED ASSETS".

             1.1.2. EXCLUDED ASSETS. Anything in this SECTION 1.1 to the contrary notwithstanding, the Transferred Assets shall not include, and Seller shall retain for its own use and benefit (collectively, "EXCLUDED ASSETS"), (a) all cash and cash equivalents (including, without limitation, all bank accounts, marketable securities and certificates of deposit) of Seller; (b) any and all assets and properties (including, without limitation, investments in the securities of any publicly- or privately-held company or other entity and certain rights to utilize vacation or resort facilities under a "time-share" arrangement) of Seller that are unrelated to its operation of the Health/Fitness Business or catering business; (c) all books and other limited partnership records of Seller other than the Business Records; (d) advance payments, prepaid items and credits relating to (i) Federal, state and local income taxes covering periods subsequent to the Closing Date, (ii) any of the assets, properties or rights identified in this SECTION 1.1.2; (iii) the Utility Deposits, and (iv) pre-paid catering services, and (e) Seller's rights and interest under all contracts, agreements, instruments and other arrangements, except to the extent that such contracts, agreements, instruments and other arrangements constitute "Assumed Obligations" (as defined in SECTION 3.1 hereof).

        1.2. INSTRUMENTS OF TRANSFER. On the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer duly executed instruments of transfer and assignment, including, without limitation, an Assignment and Assumption of Lease in favor of SCC I LLC substantially in the form of Exhibit "A-1" with respect to the Ground Lease, ("LEASE ASSIGNMENT"), and Bills of Sale in favor of SCC substantially in the form of Exhibit "A-2", in form and substance reasonably satisfactory to Buyer and its counsel, sufficient to vest in SCC I LLC all of Seller's right, title and interest in and under the Ground Lease and Improvements, and to vest in SCC all other Transferred assets other than the Ground Lease and Improvements, free and clear of any and all liens, claims, security interests, assessments, encumbrances, mechanic's and materialman's liens currently in effect or hereafter perfected based upon work performed or materials supplied prior to the date hereof and/or any other rights of third parties (other than membership rights and rights to obtain catering services) with respect to any of the Transferred Assets (collectively, "LIENS"), except for such Liens which are specifically set forth in the Schedules hereto at the time this Agreement is executed hereto and which are not required to be removed at or prior to the Closing pursuant to any other provisions of this Agreement.

        1.3. DELIVERY OF POSSESSION. At the Closing, Seller shall deliver possession of the Transferred Assets to Buyer, at the location where, in the ordinary course of business, such are usually and customarily located. Title and risk of loss (including risk of theft) in and to the Transferred Assets shall pass to and be vested in Buyer, effective at the time of Closing on the Closing Date, and Seller shall have no further liability with respect to the Transferred Assets or the Assumed Obligations, except for liability under this Agreement or any "Ancillary Documents" (as defined in SECTION 8.14.1 hereof) and for the negligence or wilful misconduct of the Club, or any of its employees and/or persons acting on its behalf.

        1.4. CONSENTS TO ASSIGNMENT. Any other provision of this Agreement to the contrary




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notwithstanding, this Agreement shall not constitute an agreement to assign any
Membership Agreement, Contract, License or other Transferred Asset, or any benefit arising thereunder or resulting therefrom, if an attempted assignment of any thereof, without the consent of any other party thereto, would constitute a breach or in any way materially adversely affect the rights of Buyer or Seller with respect thereto. If such consent is not obtained, or if an attempted assignment would be ineffective or would materially adversely affect Seller's rights relative to such Membership Agreement, Contract, License or other Transferred Asset so that Buyer would not in fact receive substantially all of such rights, Seller shall cooperate in any arrangement Buyer may reasonably request in writing to provide for Buyer the benefits with respect to any such Membership Agreement, Contract, License or other Transferred Asset, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party with respect thereto arising out of the breach or cancellation thereof by such party or otherwise; and any transfer or assignment of any Membership Agreement, Contract, License or other Transferred Asset which shall require the consent or approval of any other party shall be made subject to such consent or approval being obtained; provided, however, that nothing contained in this SECTION 1.4 shall affect the liability, if any, of Seller pursuant to this Agreement for failing to have disclosed the need for, and failing to obtain, any such required consent or approval.

SECTION 2.   PURCHASE PRICE; MANNER OF PAYMENT

        2.1. CONSIDERATION AND MODE OF PAYMENT. The aggregate purchase price to be paid by Buyer for the Transferred Assets and the other rights provided herein consists of all of the obligations of Buyer under and pursuant to this Agreement, including, without limitation, its obligations under the provisions of SECTION 3 hereof, and the following (collectively, the "PURCHASE PRICE"):

             2.1.1. CASH PAYMENT. Subject to the terms of SECTION 4.2.3 hereof, at the Closing, Buyer shall pay to Seller (a) the cash amount set forth in
Schedule 2.1.1(a) (the "CLOSING CASH PAYMENT"), and (b) subject to the holdback described in Section 3.2.1, an amount equal to $348,960.00 which will be used by Seller to pay or otherwise satisfy all of Seller's debts, obligations and other liabilities owing to unsecured creditors of Seller, as renegotiated by Seller pursuant to SECTION 3.2.2 (the "CLOSING DATE LIABILITIES"). Buyer and Seller shall allocate that portion of the Purchase Price attributable to the Real Property as set forth in Schedule 12.16 (the "REAL PROPERTY PURCHASE PRICE"), and such allocation shall be binding on the parties hereto, and neither Buyer nor Seller shall file any tax return or take any position inconsistent with such allocation in any dealing with any governmental agency or authority.

             2.1.2. ISSUANCE OF COMMON STOCK. On the Closing Date, SCC shall cause its parent, The Sports Club Company, Inc., (the "Parent") to issue to Seller and certain of the Other Clubs an aggregate number of shares of the Parent's Common Stock, $.01 par value (the "ACQUISITION SHARES"), which, subject to Section 11.6 hereof, will be distributed among the Partnership, the Santa Ana and Canoga Park Clubs as follows: $150,000 of such Acquisition Shares shall be issued to the limited




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partnership owning the Santa Ana Club; $150,000 of such Shares shall be issued to Seller; and $1,085,000 of such Shares will be issued to the limited partnership owning the Canoga Park Club. The Acquisition Shares will not be registered under applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities (or "Blue Sky") laws, and will therefore constitute "restricted securities" as defined in Rule 144 ("RULE 144") of the Securities and Exchange Commission (the "SEC"). None of such Acquisition Shares allocated to Seller, the Santa Ana and the Canoga Park Clubs may be sold or otherwise distributed by Seller to any person or entity prior to the expiration of one (1)-year following the Closing Date (the "TRIGGER DATE"); and, upon the request of holders of more than fifty percent (50%) of all Acquisition Shares, the Parent shall register the offer and sale of all such Acquisition Shares owned by the requesting holders on a Form S-3 registration statement to be filed with the SEC as soon after the Trigger Date as is reasonably practicable, at SCC's sole cost and expense. If, prior to the Trigger Date, the Parent shall file a registration statement with the SEC covering the issuance by the Parent of any of its securities (other than in connection with a merger, acquisition or other reorganization or with respect to one or more of its stock option or stock compensation plans), then the holders of that portion of the Acquisition Shares which will have been allocated to Seller shall have one (1) "piggyback" registration right with respect to the Acquisition Shares owned by them, subject to the terms and conditions set forth on Exhibit "B". If thirty
(30) days prior to the Trigger Date, Seller's counsel provides the Parent an opinion of counsel satisfactory to Parent's counsel to the effect that Seller may transfer the Acquisition Shares to certain partners or members of Seller without registration under the Securities Act, then the Parent will include the Acquisition Shares held by such partners or members in the Form S-3 Registration Statement or in the other registration statement referenced in the preceding sentence of this Section 2.1.2. The actual number of Acquisition Shares shall be subject to adjustment pursuant to Section 11.6 hereof.

        2.2. METHOD OF PAYMENT. All amounts to be paid or disbursed to Seller pursuant to this Agreement (including the amounts payable pursuant to SECTION 2.1.1) shall be paid to a bank account designated by Seller, in Los Angeles Clearinghouse funds or equivalent "next day" funds. No interest shall be payable with respect to any payment made pursuant to SECTION 2.1.

SECTION 3.   TREATMENT OF LIABILITIES

        3.1. NO ASSUMPTION OF EXISTING LIABILITIES. Except as expressly set forth in this Agreement, Buyer is not assuming, whether directly or indirectly, and shall have no liability or obligation with respect to, any of the debts, liabilities or obligations of Seller or the Club, all of which (except as otherwise set forth below) shall be and remain the sole obligation and liability of Seller.

        3.2. PAYMENT AND SATISFACTION OF LIABILITIES.

             3.2.1. CLOSING DATE LIABILITIES. As noted in SECTION 2.1.1(B) and subject to SECTION 3.4 hereof, Buyer will be entitled to withhold the sum of $348,960.00 (the "WITHHELD AMOUNT"), which will be handled and disbursed as follows:

             (a) At the Closing, Seller shall provide Buyer with a written schedule (attached




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hereto as Schedule 3.2.1) which sets forth all Closing Date Liabilities
(including all real property taxes, accounts payable and accrued expenses of Seller relative to periods prior to the Closing Date). On the Closing Date, Buyer shall provide to Seller sufficient funds to pay those Closing Date Liabilities marked with an asterisk (*) in Schedule 3.2.1.

                (b) On a weekly or other periodic basis following the Closing Date, Seller shall instruct Buyer in writing of which Closing Date Liabilities are to be paid, identifying, with respect to each such Liability, the creditor and the amount to be paid thereto. Subject to Buyer's approval and consent, Buyer will remit an amount necessary to satisfy such identified Closing Date Liabilities, and Seller shall promptly remit to the applicable creditors the amounts necessary to satisfy such Liabilities.

                (c) If any of the Closing Date Liabilities includes the payment of an amount that should be prorated and for which Buyer is responsible pursuant to Section 4.2.3 hereof, Buyer will contribute an amount to the Withheld Amount to cover such prorated portion. Alternatively, if Buyer shall pay any liability or obligation from and after the Closing which includes a prorated item for which Seller is responsible, then Buyer shall be entitled to reimburse itself for such payment and reduce the Withheld Amount on a dollar-for-dollar basis. Nothing contained herein shall affect or limit either party's responsibility for its share of any prorated items pursuant to said Section 4.2.3 hereof.

                (d) If Seller is successful in negotiating a reduction in the amount of any Closing Date Liability as contemplated by Section 3.2.2 hereof, then Seller shall provide Buyer with a Renegotiated Debt Agreement (as defined in said Section 3.2.2) relative to such Closing Date Liability executed by the applicable creditor, and an appropriate adjustment in Schedule 3.2.1 reflecting all Closing Date Liabilities shall be made; provided that, Seller acknowledges that if the total amount of the Closing Date Liabilities ultimately paid or satisfied by Buyer is less than the Withheld Amount, Buyer shall be entitled to retain such excess funds. Similarly, if the amount of the Closing Date Liabilities, plus any other debts, liabilities or obligations of Seller which relate to pre-Closing activities (even though asserted or coming to Seller's or Buyer's attention post-Closing), shall exceed the amount of the Withheld Amount, Seller understands that Buyer is not assuming, and shall not be deemed to have assumed, any of such additional liabilities or obligations, and all of such additional liabilities and obligations (including Closing Date Liabilities) shall be and remain the sole obligation and responsibility of Seller.

Simultaneously with the execution and delivery of this Agreement, SCC has purchased and acquired from Wells Fargo Bank N.A. certain promissory notes and deeds of trust (the "WELLS FARGO DEBT") pursuant to a Note Purchase Agreement and Assignment and Assumption Agreement dated as of December 24, 1997, relating to the Club and the Santa Ana Club, respectively; accordingly, Seller shall have no liability with respect to the Wells Fargo Debt.

                3.2.2. NEGOTIATING DISCOUNTS. From and after the Closing, Seller will continue to use its best efforts to negotiate discounts with respect to all Closing Date Liabilities so that the Closing Date Liabilities shall be less than the Withheld Amount, if reasonably practicable.




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To the extent creditors of Seller agree to accept a discount off the amounts otherwise due and owing to such creditors as full payment of such debt or liability, Seller shall cause such creditors to execute written acknowledgements confirming such agreement in substantially the form of Exhibit "C" ("RENEGOTIATED DEBT AGREEMENTS"). Seller shall provide Buyer with true and correct copies of all Renegotiated Debt Agreements executed by Seller and the applicable creditors as of the Closing Date, and thereafter as contemplated by
Section 3.2.1 hereof.

        3.3. ASSUMPTION OF CERTAIN LIABILITIES.

             3.3.1. ASSUMPTION OF SPECIFIC OBLIGATIONS. Effective as of the Closing Date, SCC shall assume and be liable for the specific debts, obligations and liabilities of Seller set forth in Schedule 3.3.1 and no others (collectively, the "ASSUMED OBLIGATIONS"), in connection with the consummation of the transactions contemplated hereby.

             3.3.2. MANNER OF ASSUMPTION. SCC's assumption of the Assumed Obligations shall be evidenced by one or more Assignment and Assumption Agreements substantially in the form of Exhibit "D" ("ASSUMPTION AGREEMENTS"). It is not the intention of either SCC or Seller that the assumption by SCC of the Assumed Obligations pursuant to the Assumption Agreements shall in any way enlarge the rights of third parties under, or with respect to, the agreements or instruments to which such Assumed Obligations relate. Nothing contained herein shall prevent or otherwise limit Buyer from contesting in good faith any of the Assumed Obligations with the obligee.

        3.4. CONDITION TO CLOSING. In addition to the other conditions to Buyer's and Seller's obligations to close specified in SECTIONS 9 AND 10 hereof, and notwithstanding any other term or provision hereof, each of Buyer and Seller shall have the right to terminate this Agreement and refrain from consummating the transactions contemplated hereby without liability if the aggregate amounts payable to Seller pursuant to SECTION 2.1.1(b) (and subject to the terms of SECTION 3.2.1) are insufficient to pay, satisfy or otherwise discharge in full the Closing Date Liabilities, as confirmed by signed and completed Renegotiated Debt Agreements.

        3.5. ALL OTHER LIABILITIES TO BE RETAINED BY SELLER. Anything herein to the contrary notwithstanding, neither SCC nor SCC I LLC is assuming and neither shall have liability with respect to, and Seller shall be solely liable and responsible for, all debts, liabilities and obligations which are not included in the Assumed Obligations including, without limitation, the following: (a) any claim, demand, debt or liability asserted by a creditor of Seller that shall exceed, or be in addition to, the aggregate amount of the Closing Date Liabilities; (b) any debts, claims, demands, liabilities or other obligations, whether known or unknown and whether fixed, accrued or contingent, which are not disclosed on the "Club Financial Statements" (as defined in SECTION 6.8 hereof);
(c) liabilities under any Membership Agreement or Contract that accrued, arose or otherwise relates to any period prior to the Closing Date; (d) any contract, agreement, commitment or obligation that is included in or otherwise related to any Excluded Assets; (e) except as otherwise provided in this Agreement, liabilities or obligations of Seller to any partner, employee, officer, director, shareholder or other person who controls, is controlled by or is under common control




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with Seller or any general partner thereof (each, a "SELLER AFFILIATE"), whether relating to (i) unpaid salary, severance, retirement or other benefits; (ii) wrongful discharge or termination; or (iii) any loans or other advances made to Seller or the Club by any partner, employee, officer, director, shareholder or Seller Affiliate; (f) liabilities under any employee benefit plan or program in effect as of the Closing Date; (g) liabilities or obligations of Seller or the Club relating to any breach, or from any fact or transaction involving a breach, by Seller or the Club of any covenant, agreement, representation or warranty contained herein or arising from, out of, or in connection with, the transactions contemplated by this Agreement; (h) liabilities or obligations incurred by Seller, the Club or any Seller Affiliate on or after the Closing Date; (i) liabilities or obligations in respect of or arising out of any goods, merchandise or services provided by the Club to or for the benefit of any member or patron on or before the Closing Date or relating to the alleged breach of any duty or violation of any right owed or held by any other person or entity; (j) liabilities or obligations involving the payment of any domestic (federal, state or local) or foreign taxes on or measured by income, which are due or shall become due as a result of the operation of the Club through the Closing Date, including, without limitation, any minimum tax imposed under Section 56 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any comparable tax imposed under any other tax statute, or interest or penalties relating thereto;
(k) liabilities or obligations relating to the payment or deposit of (or the failure to pay or deposit) all Federal, state or local payroll or withholding taxes (including interest, penalties and other assessments) which were required to be paid or deposited by Seller or any Seller Affiliate with a financial institution for all periods up to and including the Closing Date; and (l) liabilities or obligations owed by Seller or any Seller Affiliate to any person or entity with respect to any existing or pending lawsuit, arbitration or other legal proceeding or any litigation, arbitration or other legal proceeding that may be instituted against Seller or any Seller Affiliate subsequent to the Closing Date that relates to facts or events arising or occurring prior to the Closing Date. The foregoing obligations and liabilities are hereinafter collectively referred to as the "RETAINED OBLIGATIONS".

        3.6. RIGHT OF ENFORCEMENT AND SETTLEMENT. From and after the Closing Date, SCC shall have complete control over the satisfaction and discharge of the Assumed Obligations and the right to commence, conduct and control all negotiations and proceedings with respect thereto. Seller shall notify SCC promptly of any claim made which arose, accrued or otherwise relates to any Assumed Obligation and shall not, except with SCC's prior written consent, voluntarily settle or offer to settle, or consent to any compromise or admit liability with respect to, any such claim. Seller shall cooperate with SCC in any reasonable manner requested by Buyer in connection with any negotiations or proceedings involving any Assumed Obligation.

SECTION 4.   USE OF TITLE COMPANY; PRORATIONS.

        4.1. DESIGNATION OF TITLE COMPANY. As soon after the date hereof as is reasonably practicable, Seller and Buyer shall jointly instruct a title company designated by Buyer, that upon satisfaction or waiver of the conditions set forth in SECTION 9 AND 10 below, it shall record a Memorandum of Assignment of Lease ("MEMORANDUM") and deliver to SCC I LLC or its agent the "Title Insurance" defined and described in SECTION 5.2.2 below. Except as otherwise provided in this SECTION 4, Seller shall pay all costs relating to the transfer of its interest in the Ground Lease




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pursuant to the Lease Assignment, including, without limitation, all real estate brokerage commissions, if any; documentary or other transfer taxes; recording and reconveyance fees necessary to extinguish any and all existing Liens; and costs of preparing, executing and acknowledging the Lease Assignment and other instruments necessary to transfer good and marketable title to Seller's leasehold interest in the Ground Lease and Improvements to SCC I LLC in accordance with this Agreement. Buyer shall pay all premiums, fees and costs related to the issuance of the Preliminary Title Report under SECTION 8.12 and the Title Insurance, together with the cost of recording the Memorandum and other instruments conveying Seller's leasehold interest in the Ground Lease and Improvements to SCC I LLC.

        4.2. EXPENSES AND PRORATIONS.

             4.2.1. PRORATIONS AND REIMBURSEMENT. Except as otherwise provided herein, at and as of the Closing, Buyer and Seller shall prorate in cash (a) rents payable by Seller under the Real Property Leases (other than the Ground Lease dated April 11, 1980 between the City of Fullerton and the Partnership, as amended), (b) rents payable by Seller under the Personal Property Leases, (c) utility and sewer charges and all operating expenses of Seller to the extent attributable to its Health/Fitness Business and catering business, (d) all utility, service and other charges relating to the club, and (e) other items which are typically prorated in similar transactions but only to the extent attributable to the Health/Fitness Business or to Seller's catering business. Seller shall maintain in place for the benefit of Buyer all deposits under the Real Property Leases and Personal Property Leases, as well as all utilities and other deposits held by third parties, subject to Seller's right to retain the Utility Deposits at and as of the Closing.

             4.2.2. TERMINATION OF EMPLOYEES. Effective as of the Closing, Seller shall terminate, or cause to be terminated, all of its employees and independent contractors, and Seller shall pay, or cause to be paid, all accrued employee salaries, vacation, sick pay, bonuses, payroll taxes and other employee and independent contractor costs/fees as of the Closing Date; provided that, SCC shall promptly reimburse Seller for the aggregate amount paid to those terminated employees who are not rehired by Buyer immediately following the Closing, in respect of accrued but unused vacation pay (and to the extent required under Seller's employment policies, in respect of sick pay). SCC shall have the right to hire, from and after the Closing, such of Seller's former employees as it deems necessary to operate the Club following the Closing, subject to the same general compensation and benefits package (including health care and worker's compensation insurance) as shall be offered to SCC's other employees occupying the same or similar positions. Any of Seller's former employees who are hired by SCC immediately following the Closing shall, in addition to the standard vacation and sick days granted to SCC's employees occupying the same or similar position, be granted by SCC additional vacation and sick days equal to the number of their accrued but unused vacation and sick days with Seller as of the Closing Date. Seller shall deliver to SCC copies of Forms W-2 for all employees whom SCC may employ after the Closing Date, and copies of all payroll records for such employees, in each case from the date of each such person's employment through the business day immediately preceding the Closing Date; Schedule 6.23.3 hereto identifies all such employees.

             4.2.3. METHOD OF PRORATING. All prorations hereunder shall be made on the basis of the actual number of days elapsed and shall be prorated as of the Closing Date, unless otherwise provided herein. Absent unforeseen circumstances, the parties shall endeavor to complete all prorations contemplated by this SECTION 4.2 within sixty (60) days following the Closing Date. [In order to allow for prompt settlement of all prorated amounts hereunder, Seller acknowledges that the Withheld Amount shall be withheld by Buyer as of the Closing Date, and any and all prorations shall be credited or debited against such withheld sum as provided in SECTION 3.2.1 or this SECTION 4.2.3.] If the Withheld Amount shall be insufficient to reimburse Buyer for Seller's share of all such prorated items, Seller shall remit the amount of such shortfall to Buyer within three (3) days of its receipt of notice from Buyer regarding such reimbursement request. If either Seller or Buyer shall dispute any proration calculations hereunder and shall be unable to resolve such dispute within ten (10) days after commencement of settlement discussions, the parties shall submit such dispute to a nationally-recognized accounting firm acceptable to them, provided such firm shall not have been engaged by either Buyer or Seller at any time within the past ten (10) years, and the determination of such chosen firm shall be conclusive and binding. Each party shall be entitled to provide the accounting firm with all information which it deems relevant to the matters in dispute, and the fees of the accounting firm for providing such services shall be borne equally by Buyer and Seller.

SECTION 5.   CLOSING; DELIVERIES

        5.1. CLOSING. The closing of the purchase and sale of the Transferred Assets and related assumption of the Assumed Obligations by Buyer pursuant to the terms hereof (the "CLOSING") shall be held at the offices of Kinsella, Boesch, Fujikawa & Towle, LLP, 1901 Avenue of the Stars, 7th Floor, Los Angeles, California 90067, at 10:00 A.M. (California time), on December 31, 1997, or at such other date, place or time as the parties shall otherwise agree upon in writing (the date of the Closing being referred to herein as the "CLOSING DATE").

        5.2. SELLER DELIVERIES AT CLOSING. In addition to all other deliveries required to be made at the Closing as described elsewhere herein, at or before the Closing, on the Closing Date, Seller shall deliver, or cause to be delivered, to SCC I LLC the following documents:

             5.2.1. LEASE ASSIGNMENT. One or more Lease Assignments conveying to SCC I LLC Seller's leasehold interest in the Ground Lease, as well as all of Seller's right, title and interest in and to all Improvements, which Lease Assignments (a) shall be executed by a duly authorized representative of Seller and notarized for recording, and (b) shall convey to SCC I LLC good and marketable title to such leasehold interest and Improvements, free and clear of any and all Liens except for those exceptions approved by Buyer pursuant to
SECTION 8.12 hereof (the "PERMITTED EXCEPTIONS"); and

             5.2.2. TITLE INSURANCE. An American Land Title Association ("ALTA") standard coverage policy of title insurance covering SCC I LLC's interest in the Ground Lease (the "TITLE INSURANCE") with liability in the aggregate amount of the Real Property Purchase Price, insuring SCC I LLC that its interest in the Ground Lease is vested in it, subject only to the Permitted

Exceptions. Although it is Seller's obligation to furnish the Title Insurance required by this SECTION 5.2.2, Buyer shall pay the premiums for such Title Insurance. The Title Insurance shall include appropriate endorsements for zoning classification, including for parking.

SECTION 6.   REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to, and agrees with, Buyer as follows:

        6.1. ORGANIZATION, GOOD STANDING, POWER, ETC.

             The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and it conducts no business nor owns or leases any assets or properties outside the State of California. The Partnership has all requisite partnership power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) own or lease and operate its properties and to carry on its business as it is presently being conducted. The Partnership's sole managing general partners are Heuler and Tormey, and each of Heuler and Tormey owns his partnership interest in his individual capacity and has all necessary power and authority (x) to manage and operate the Partnership's business in the manner in which it is currently being conducted; (y) to perform, as the Partnership's managing general partners and on behalf of the Partnership as such managing general partners, the Partnership's obligations under the Membership Agreements and Contracts; and (z) to execute and deliver this Agreement on behalf of the Partnership. Other than "Sequoia Athletic Club Fullerton" and "Sequoia Conference Center Fullerton", the Partnership has never conducted any business at the Club under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

        6.2. CHARTER DOCUMENTS. Included as part of Exhibit E are true, correct and complete copies of the Partnership's Agreement of Limited Partnership (the "PARTNERSHIP AGREEMENT") and Certificate of Limited Partnership (Form LP-1) ("CERTIFICATE"), as amended to date. Each of the Partnership Agreement and Certificate is in full force and effect.

        6.3. SUBSIDIARIES, DIVISIONS AND AFFILIATES. No person or entity other than Seller, and no Seller Affiliate (other than partners of Seller), has any legal or equitable right, title or interest in or to any of the Transferred Assets.

        6.4. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the "ANCILLARY DOCUMENTS" (as defined in SECTION 8.14.1) by the Partnership, and the consummation of the transactions contemplated hereby and thereby, will have been duly and validly authorized by the General Partners and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite number of limited partners of the Partnership as required by the Partnership Agreement as of the Closing Date. On the Closing Date, this Agreement will have been, and the Ancillary Documents will be, duly and validly authorized, executed and delivered by the Partnership. This Agreement constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except (a) that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally, (b) to the extent that enforceability may be limited by California courts with respect to any "unconscionable" provisions contained therein, and (c) that certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

        6.5. EFFECT OF AGREEMENT, ETC. The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, ordinance, rule, regulation or executive order to which Seller is subject; (b) violate any judgment, order, writ or decree of any court, arbitrator or governmental authority applicable to Seller; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any Lien upon any of the Transferred Assets pursuant to, Seller's Partnership Agreement or Certificate or the LLC's Charter Documents, or any commitment, contract, agreement or instrument, including any of the Membership Agreements or Contracts, to which Seller is a party or by which any of the Transferred Assets is or may be bound or affected.

        6.6. RESTRICTIONS; BURDENSOME AGREEMENTS. Except as otherwise disclosed in Schedule 6.6 or as specifically disclosed elsewhere in this Agreement or in the other Schedules hereto, neither Seller nor the General Partners are parties to any contract, commitment or agreement, nor is any of them or any of the Transferred Assets subject to, or bound or affected by, any partnership restriction, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character which would, individually or in the aggregate, materially adversely affect Buyer's purchase, ownership and operation of the Transferred Assets from and after the Closing.

        6.7. NOTICES AND CONSENTS, ETC. Except as otherwise disclosed in
Schedule 6.7 or as specifically disclosed elsewhere in this Agreement or in the other Schedules hereto, no notice to, consent, authorization or approval of, or exemption by, any other person (including, without limitation, any governmental, public or self-regulatory body or authority), other than notice, consents or approvals which Seller shall have obtained as of the Closing Date, is required in connection with the execution, delivery and performance by Seller of this Agreement or any of the instruments or agreements herein referred to (including any Ancillary Documents), or the taking of any action by Seller herein contemplated.

        6.8. FINANCIAL STATEMENTS. Seller has delivered, or caused to be delivered, to Buyer the following financial statements of Seller: an audited balance sheet as at September 30, 1996, and an audited statement of operations for the year then ended; an unaudited balance sheet as at September 30, 1997, and an unaudited statement of operations for the year then ended; and an unaudited balance sheet as at October 31, 1997 and an unaudited statement of operations for the month then ended (collectively, the "CLUB FINANCIAL STATEMENTS"). The Club Financial Statements are true, accurate and complete in all material respects, and the dollar amount of each line item included in the Club Financial Statements is accurate in all material respects. The Club Financial Statements have been prepared from the books and records of Seller, which are maintained on an [accrual] basis, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and present fairly the financial position of Seller as of the respective dates thereof and the results of operations for the periods covered thereby. Seller has no, and is not subject to, any debts, liabilities or obligations of any nature, whether absolute, contingent or otherwise, not fully and properly reflected or reserved against in the Club Financial Statements, except debts, liabilities and obligations incurred by Seller in the ordinary course of business since October 31, 1997 (the "CUT-OFF DATE").

        6.9. ACCOUNTS RECEIVABLE. All Receivables reflected in the Club Financial Statements are included in Seller's Business Records and, at the close of business on the day immediately preceding the Closing Date, will represent receivables which (a) arose from bona fide transactions in the ordinary course of Seller's business, (b) represent amounts payable to Seller consistent with past practices and policies; and (c) were, and are in the aggregate believed to be, good and collectible in the amounts shown (less the amount of the reserves shown in respect of such Receivables, which reserves are disclosed in the Club Financial Statements and the Business Records, and which were, and will have been, provided for in accordance with generally accepted accounting principles applied on a consistent basis with prior practice) in accordance with Seller's past practices and policies.

        6.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 6.10, since the Cut-Off Date, Seller has not: (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or, to the best knowledge of the General Partners might reasonably be expected to have, a material adverse effect on, the Transferred Assets, or Buyer's use and enjoyment thereof from and after the Closing Date; (b) incurred damage to or destruction of any material Transferred Asset, or material portion of the Transferred Assets, by casualty, whether or not covered by insurance; (c) incurred any material obligation or liability (fixed or contingent) except (i) current trade or business obligations incurred in the ordinary course of business, none of which was entered into for inadequate consideration, (ii) obligations and liabilities under the Membership Agreements and Contracts to the extent required thereby, and (iii) obligations and liabilities under this Agreement; (d) made or entered into contracts or commitments to make any capital expenditures in excess of $10,000 in the aggregate; (e) mortgaged, pledged or subjected to Lien any of the Transferred Assets (except for (x) the lien of taxes not yet due and payable, and (y) such imperfections of title and encumbrances, if any, which do no detract from the value, or interfere with the current use, of any of the Transferred Assets or otherwise impair the Club's business operations); (f) sold, transferred or leased any material Transferred Asset, or material portion of the Transferred Assets, or cancelled or compromised any debt or material claim, except in each case in the ordinary course of business; (g) amended, modified or terminated any of the contracts, agreements, leases or arrangements which are, or would otherwise have been, listed in Schedule 1.1.1(f); (h) waived or released any other rights of material value; (i) made any loan or advance to any person other than loans or advances to employees consistent with past policy and in the ordinary course of business and not exceeding five thousand dollars ($5,000) in the aggregate; (j) declared or paid any dividend, distribution or other payment to any person or entity, or purchased or redeemed any interest in Seller held by any person or entity; or (k) entered into any transaction not in the ordinary course of business which would, individually or in the aggregate, materially adversely affect the Transferred Assets.

        6.11. TITLE TO ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES, ETC. Except as set forth on Schedule 6.11, (a) Seller has good title to, and owns outright, the Transferred Assets owned by it, which include substantially all of Seller's assets and properties reflected in the Club Financial Statements, excluding the Excluded Assets, free and clear of all Liens (except for (i) the lien of taxes not yet due and payable and (ii) such imperfections or defects of title, if any, which do not materially detract from the value, or interfere with the current use, of any of the Transferred Assets or otherwise impair the Club's business operations); and (b) the sale and delivery of the Transferred Assets pursuant to the terms hereof will vest in Buyer good and marketable title thereto, free and clear of all Liens or other defects of any nature (except as set forth in clauses (a)(i) and (a)(ii) above). The Transferred Assets are located only in the State of California, and none of such Assets was removed from another state. All Real Property Leases, Personal Property Leases, Contracts, the Ground Lease and other agreements and instruments under which Seller holds, leases or is entitled to the use of any Real or Personal Property included in the Transferred Assets (a correct and complete list of all such Leases, Contracts and other agreements and instruments being set forth in Schedules 1.1.1 (a), (b) and (f), respectively), are in full force and effect, and all rentals, royalties and other payments accruing thereunder prior to the date hereof have been duly paid and Seller enjoys peaceable and undisturbed possession under all such Leases, Contracts and other agreements and instruments (including the Ground Lease). With respect to Real Property and Personal Property Leases, Schedules 1.1.1(a) and 1.1.1(b), respectively, identify the lessor of each such item, the amount of the monthly lease payment required thereby and the scheduled expiration date of the applicable Lease, and said Schedules are true, accurate and complete.

        6.12. PERSONAL PROPERTY. Schedule 1.1.1(d) contains a correct and complete list, as of the date hereof, of all Personal Property owned by Seller and included in the Transferred Assets, indicating, for each such item, where it is located. All Personal Property utilized by Seller in connection with its Health/Fitness Business and catering business prior to the date hereof is included in the Transferred Assets. Except as otherwise indicated on Schedule 1.1.1(d), all Personal Property is in reasonably good working condition and repair, is free of known deficiencies, defects or operating problems, has been adequately maintained in accordance with applicable operating or maintenance manuals or standard industry practice and has been suitable to Seller for the uses for which said Personal Property has been employed, and (b) to the best knowledge of the General Partners, conforms in all material respects with all laws, ordinances, regulations, orders or other similar governmental requirements relating to its use, as the same are currently in effect. Seller possesses complete control over, and all right, title and interest in and to, all Litigation Rights, and Seller has not assigned or transferred any right or interest in any such Litigation Rights to any third party, whether voluntarily or by operation of law. Seller has previously disclosed to Buyer any and all pending matters comprising the Litigation Rights and has made, or will after the date of this Agreement make, available to Buyer and its counsel all relevant files and documents with respect to each matter included within the Litigation Rights. Provided Buyer elects to continue to prosecute any matters included in the Litigation Rights, Seller shall cause its legal counsel to cooperate with Buyer's counsel in connection with Buyer's counsel's assumption of control over the prosecution of any such matters (including the preparation and filing of all necessary papers with the applicable courts to substitute in Buyer's counsel in place of Seller's counsel). Seller shall continue to exercise control over the prosecution of any matters included within the Litigation Rights which are not assumed by Buyer hereunder.

        6.13. INVENTORY. The Inventory is of a quality which makes it usable, merchantable and/or saleable, as applicable, at regular prices in the ordinary course of business.

        6.14. MEMBERS; MEMBERSHIP AGREEMENTS.

              6.14.1. FORM OF MEMBERSHIP AGREEMENT. Attached as Exhibit "F" is the form (or forms) of Membership Agreement used by Seller to govern the memberships of its Members ("MEMBERSHIPS").

              6.14.2. INFORMATION REGARDING MEMBERSHIPS. Schedule 6.14(a) sets forth, as of a recent date, in the aggregate, (a) monthly Club dues under all Membership Agreements, (b) the amount of prepaid Club dues, (c) the number of renewable Memberships and the terms thereof, and (d) those Memberships issued on a promotional or non-fee basis (the "FACILITIES SCHEDULE"). Schedule 6.14(b) sets forth an accurate and complete listing, as of a recent date, of (i) the name and address of each current member of the Club, (ii) each member's monthly Club fee and any amounts due and owing under his/her Membership Agreement as of the date of the Facilities Schedule (indicating, in each case, the aging of any amounts due and owing for more than thirty (30) days), (iii) the amount of the Member's prepaid Club dues, if any, and (iv) the number of months of service covered by each such prepayment.

              6.14.3. COMPLIANCE WITH LAW. Except as otherwise set forth in
Schedule 6.14(a), the terms and provisions of each Membership Agreement comply with the provisions of Section 1812.80 et seq. of the California Civil Code, as amended (the "CIVIL CODE"). If and to the extent that Buyer shall be required to give any refund to any member after the Closing as a result of the failure of such member's Membership Agreement to comply with the provisions of Section 1812.80 et seq. of the Civil Code, then Seller shall pay to Buyer, promptly upon demand, the amount of such refund if it relates to (a) any prepaid or deferred payment under a Membership Agreement made prior to the Closing Date, or (b) any initiation fee, or portion thereof, paid by such member to Seller prior to the Closing Date. Neither the Club nor Buyer is required to notify any member of any right to a refund as a result of the transactions contemplated by this Agreement.

              6.15. INSURANCE. There are no outstanding or unsatisfied requirements or recommendations imposed or made by any of Seller's current insurance companies with respect to current policies covering any of the Transferred Assets, or by any governmental authority requiring or recommending, with respect to any of the Transferred Assets, that any repairs or other work be done on or with respect to, or requiring or recommending any equipment or facilities be installed on or in connection with, any of the Transferred Assets. Seller has carried worker's compensation and comprehensive general liability insurance, respectively, in such amounts and having such policy exclusions and conditions, as Seller deemed reasonable and consistent with standard industry practice, and all such policies of insurance are in full force and effect as of the date hereof (and will remain in full force and effect through the Closing
Date). Schedule 6.15 sets forth a correct and complete description of (a) all currently effective insurance policies and fidelity and surety bonds, if any, covering the Transferred Assets, and (b) for the five-year period ending on the date hereof, (i) all accidents, casualties or damage occurring on or about the Club's premises or otherwise relating to the Transferred Assets or the Health/Fitness Business or the catering business of Seller, and (ii) claims for damages, contribution or indemnification and settlements (including pending settlement negotiations) relating thereto. Except as set forth on Schedule 6.15, there are no disputes with underwriters of any such policies or bonds, and all premiums due and payable thereon have been paid. Seller and the Transferred Assets are in compliance with all conditions contained in such policies or bonds, except for non-compliance which, individually or in the aggregate, would not have a material adverse effect on the Transferred Assets.

        6.16. AGREEMENTS, ARRANGEMENTS, ETC.

              6.16.1. NO OTHER CONTRACTS. Except for the Partnership Agreement, Membership Agreements and Contracts listed on Schedule 1.1.1(f), the Ground Lease and the Real and Personal Property Leases, those agreements and contracts included within or relating to the Excluded Assets or Retained Obligations and those agreements and contracts which are immaterial to Seller's Health/Fitness Business or catering business, as applicable, Seller is not a party to, nor is it or any of the Transferred Assets bound by, any lease, license, employment agreement, sales/supplier or distribution agreement, sales representative or broker agreement, joint venture or partnership agreement, indemnification or guarantor agreement, loan or credit agreement, security or pledge agreement, advertising or public relations agreement, non-competition agreement or purchase order or commitment. Correct and complete originals of all Membership Agreements and Contracts will be delivered to Buyer at or prior to the Closing.

              6.16.2. EFFECTIVENESS OF CONTRACTS. To the best knowledge of the General Partners, each Membership Agreement, Contract, Ground Lease, Real Property Lease and Personal Property Lease included in the Transferred Assets is valid, in full force and effect and enforceable in all material respects by Seller in accordance with its terms, except (a) to the extent that its enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting the enforcement of creditors' rights generally, (b) to the extent that enforceability may be limited by California courts with respect to any "unconscionable" provisions contained therein, and (c) that certain of the covenants contained therein may not be specifically enforceable and courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

              6.16.3. NO DEFAULTS. Except as otherwise set forth on Schedule 6.16.3, Seller has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under each Membership Agreement, Contract, Ground Lease, Real Property Lease and Personal Property Lease, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Transferred Assets. Furthermore, there has not occurred any default by or on the part of Seller, or any event which, with the giving of notice or the lapse of time (or both), would constitute a default, nor to the knowledge of Seller has there occurred any default by others or any event which, with giving of notice or the lapse of time (or both), will become a default under any of the Membership Agreements, Contracts, Ground Lease, Real Property Leases or Personal Property Leases, except defaults, if any, which have not resulted and will not result in any material loss to or liability of Seller or any of its successors or assigns. Seller is not in arrears in any material respect with respect to the performance or satisfaction of the terms or conditions to be performed or satisfied by it under any Membership Agreement, Contract,

Ground Lease, Real Property Lease or Personal Property Lease, and, to the best of the General Partners' knowledge, no waiver or indulgence has been granted by any of the parties thereto.

              6.16.4. CONTRACTS ASSIGNABLE. Except as otherwise set forth on
Schedule 6.16.4, each of the Membership Agreements, Contracts, Ground Lease, Real Property Leases and Personal Property Leases included in the Transferred Assets is assignable by Seller to Buyer without the consent of the other party (or parties) thereto, except for such of the Membership Agreements, Contracts and Personal Property Leases which in the aggregate do not constitute a material portion of the Transferred Assets. To the extent the consent of any party to a Membership Agreement, Contract, Ground Lease, Real Property Lease or Personal Property Lease is required, then Seller shall provide Buyer with true and correct copies of all such consents at the Closing.

        6.17. PERMITS, LICENSES, AND PROPRIETARY RIGHTS.

              6.17.1. LICENSES. Other than the Licenses and except as disclosed in Schedule 6.17.1, there are no permits, licenses, orders or approvals of governmental or administrative authorities or other persons required to permit Seller to carry on the Health/Fitness Business or the catering business as currently conducted, and all Licenses are in full force and effect, may be transferred and assigned to Buyer on the Closing Date without the consent or approval of any other person or entity and will remain valid and in effect in connection with Buyer's use and operation of the Transferred Assets from and after the Closing.

              6.17.2. PROPRIETARY RIGHTS. Other than the Proprietary Rights, there is no proprietary right or asset which Seller requires or upon which it relies in operating its Health/Fitness Business or catering business, as the case may be. Except as set forth in Schedule 6.17.2, Seller has not (i) infringed, and is not now infringing, upon any patent, trademark, copyright, trade name or trade secret belonging to any other person or entity and has not and is not now engaging in any form of unfair competition, and (ii) received any written notice of any infringement or misappropriation of any Proprietary Right owned or used by any other person or entity.

        6.18. COMPLIANCE WITH APPLICABLE LAWS. The conduct by Seller of its Health/Fitness Business and catering business does not violate or infringe any law, statute, ordinance, regulation or executive order (including, without limitation, Section 1812.80 et seq. of the Civil Code, the Occupational Safety and Health Act, the National Environmental Policy Act and the Foreign Corrupt Practices Act, as amended, and the respective regulations thereunder) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse effect on the Transferred Assets or Buyer's operation thereof from and after the Closing Date. Seller is not in default under any governmental or administrative License issued to it or under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the Transferred Assets.

        6.19. LITIGATION. Except as set forth on Schedule 6.19, there is no claim, action, suit, grievance, arbitration, investigation, proceeding or hearing (or notice of hearing) pending or, to the best of the General Partners' knowledge, threatened, before any court or governmental municipal or administrative authority or private arbitration tribunal against or relating to or affecting Seller, the General Partners or any of the Transferred Assets, including without limitation, proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code, zoning or environmental violations, or personal injuries or property damage alleged to have occurred on or about the real property covered by the Ground Lease (the "REAL PROPERTY") or by reason of the construction of any Improvements thereon or the use and operation of the Real Property or any present plan or study by any governmental authority, agency or employee thereof which in any way challenges, affects or would challenge or affect the continued authorization of the ownership, construction, use and operation of the Real Property, or the transactions contemplated by this Agreement. Nor are any facts known to the General Partners which they believe could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing and which may have an adverse effect upon the business of the Club, the value of the Transferred Assets or the transactions contemplated by this Agreement. Seller has not waived any statute of limitations or other affirmative defense with respect to any of the Assumed Obligations. There is no continuing order, injunction or decree of any court, arbitrator or governmental or administrative authority to which Seller or the General Partners are parties, or, to the best knowledge of the General Partners, to which Seller or the General Partners are subject. Neither Seller nor the General Partners, nor any current officer, director, partner or employee of Seller or any Seller Affiliate, has been permanently or temporarily enjoined or barred by order, judgment or decree of any court, tribunal, agency or self-regulatory body from engaging in or continuing any conduct or practice in connection with the Health/Fitness Business or catering business, as the case may be.

        6.20. REAL PROPERTY. Seller does not own any real property or possess any interest in real property, except for its leasehold interest in the Real Property pursuant to the Ground Lease and the leaseholds created under the Real Property Leases identified in Schedule 1.1.1(a). Said Schedule 1.1.1(a) contains an accurate and complete description of the monthly rental rate under each such Real Property Lease, the termination date thereof, and extension periods thereunder. Except for the members and guests, no person has any right to occupy any part of the Club, except for those subtenants, if any, identified in
Schedule 1.1.1(a) (which, with respect to each such sublease, identifies the monthly rental rate payable thereunder, the termination date thereof, extension periods, if any, thereunder and the use thereunder by the subtenant). The Club enjoys peaceful and undisturbed possession of the premises covered by the Ground Lease and each Real Property Lease, which premises are supplied with utilities and other services reasonably necessary for the operation thereof. Except as otherwise disclosed in Schedule 1.1.1(a), (a) the Ground Lease and all such Real Property Leases and subleases are legally valid and binding and are in full force and effect; (b) there have not been and there currently are not any material defaults thereunder by Seller or by any other party thereto; (c) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord or tenant (as the case may be) or any other party to terminate the Ground Lease and/or any such Real Property Lease or sublease, and (d) the Real Property, all Improvements thereon and the uses thereof that are the subject of the Ground Lease and/or such Real Property Leases or subleases conform with all applicable ordinances, regulations and building, zoning and other applicable laws. There has been no substantial damage to any portion of the Real Property or Club caused by fire or other casualty which has not been fully and completely repaired or restored. Seller has not received written notice of any proposed action or proceeding by any governmental agency, body or other authority to modify or amend the zoning statutes, ordinances, regulations or laws, including any conditional use permits, applicable to any such leased facilities, which would materially impair the use of such leased facilities as currently being used or materially detract from the value thereof. Seller has not received written notice of any proposed action or proceeding commenced by any private person which would materially impair the use of such leased facilities as currently being used or materially detract from the value thereof. Schedule 1.1.1(a) also describes the amount of all deposits (including security and utilities deposits) under the Ground Lease, the Real Property Leases and subleases paid by or to Seller with respect to its Health/Fitness Business and/or catering business, as applicable.

        6.21. NO INTEREST IN COMPETITORS, ETC. Set forth on Schedule 6.21 is a list describing the extent to which Seller, the General Partners or any Seller Affiliate, directly or indirectly, owns more than a five percent (5%) interest in or controls, or is an employee, officer, director or partner of or participant in (but only to the extent such participation exceeds 5%) or consultant to, any privately-held or -owned corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor, supplier or customer of Seller or any Seller Affiliate, or has any type of business or professional relationship with Seller or such Seller Affiliate (except that the 5% ownership interest referred to in this SECTION 6.21 shall not exceed one percent (1%) to the extent any such corporation, partnership, limited partnership, joint venture, association or other entity is publicly-held).

        6.22. BOOKS AND RECORDS. The books of account and other financial and corporate records of each Club (including, without limitation, the Business Records and the Club Financial Statements) are in all material respects complete, correct and up to date, and fairly present the corporate status, financial condition and results of operations of Seller at the dates and for the periods for which such information was given (and such Business Records were maintained).

        6.23. EMPLOYEE BENEFIT PLANS, ETC.

              6.23.1. ERISA

              (a)  As used herein:

                    (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    (ii) "ERISA AFFILIATE" means any person that for purposes of Title IV of ERISA is a member of Seller's controlled group, or under common control with Seller, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended.

              (b) Neither Seller, nor any ERISA Affiliate of Seller, has at any time adopted, maintained, contributed to, or agreed to contribute to any single-employer or multi-employer pension plan which is a "defined benefit plan" as defined in Section 3(35) of ERISA.

              (c) Seller does not have any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA which is now in effect, except for any such Plan listed on Schedule 6.23.2.

              6.23.2. OTHER SELLER PLANS.

              (a) All "employee welfare benefit plans" (within the meaning of Section 3(1) of ERISA) maintained by any Partnership (or to which any Partnership contributes) are described in Schedule 6.23.2 ("PLANS"). Seller has no other employee welfare benefit plans.

              (b) Seller has no obligations with respect to any health, accident, medical or severance pay arrangements owing to retired or terminated employees.

              (c) Seller has received a determination letter from the Internal Revenue Service which provides that Seller's 401(k) Plan is qualified under the terms of Sections 401(a) and 401(k) of the Code, and neither Seller nor the General Partner is aware of any condition or circumstance which may adversely affect such qualification. Seller's 401(k) Plan is in compliance with the actual deferral percentage ("ADP") and, if applicable, the average contribution percentage ("ACP") requirements of Sections 401(k) and 401(m) of the Code, respectively. Seller has contributed to such 401(k) Plan the amount of all salary deferrals regarding compensation payable to participating employees prior to the date of this Agreement, and, as of the Closing Date, Seller shall have contributed all such amounts and shall have made all required employer matching contributions through said Date. Prior to the date hereof, there have been no uncorrected "prohibited transactions" within the meaning of Sections 406 through 408 of ERISA or Section 4975 of the Code.

              6.23.3. LIST OF EMPLOYEES. Schedule 6.23.3 includes a correct and complete list of the names of all employees of Seller (which distinguishes between full-time and part-time employees) and the aggregate compensation (including bonuses, executive incentive compensation and commissions, if any) paid to or accrued for the benefit of such employees during calendar year 1996 and through the date hereof, to the extent such employees were still employed by Seller as of such date; said Schedule 6.23.3 also identifies those of such employees (identified by an asterisk (*)) to whom Buyer intends to offer employment on and after the Closing Date.

        6.24. LABOR MATTERS. Seller is in material compliance with all Federal and state laws regarding employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against Seller pending or threatened before the National Labor Relations Board ("NLRB") or any state or local agency, and there is no labor strike, dispute, work stoppage or slowdown, lockout, grievance, controversy or other labor problem pending or, to the best of Seller's and the General Partner's knowledge, threatened against or affecting Seller, nor to the best of the General Partner's knowledge does any basis therefor exist. Seller is not a party to, nor bound by, any union, collective bargaining or other labor agreement covering all or any portion of its employees, nor has any group or organization of Seller's employees made any demand for recognition or certification upon either Seller, the NLRB or any state or local agency; and no representation proceedings are pending or threatened against Seller before the NLRB or any such other state or local agency. There has been no "mass layoff" or "plant closing" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ??2101 et seq., involving Seller within the two (2)-year period prior to the date hereof, nor will any "plant closing" or "mass layoff" occur as a result of Seller's termination of its employees pursuant to SECTION 4.2.2 hereof.

        6.25. SUFFICIENCY OF ASSETS. The Transferred Assets, taken in the aggregate, are sufficient, and constitute all of the property (other than the Excluded Assets) and rights necessary, for the continuation of the Health/Fitness Business and catering business from and after the Closing Date on a basis consistent with its operations as exist on and as of the date hereof.

        6.26. ENVIRONMENTAL MATTERS. For all periods prior to the Closing Date, Seller's operations have been conducted in compliance with all "Environmental Laws" (as hereinafter defined), including, without limitation, those regulating the use, handling, storage, disposal, emission and transportation of "Hazardous Materials" (as hereinafter defined). Seller has not received, within five years prior to the Closing Date, any notice from any Federal, state or local governmental agency or body ("GOVERNMENTAL ENTITY") that Seller or the Real Property on which the Club operates is or was in violation of any Environmental Law or is being investigated as a result of an alleged or potential violation of any Environmental Law. Seller does not currently own, lease or operate any real property (including the Real Property) at which Hazardous Materials are present in violation of any Environmental Law or in quantities or at levels that require investigation, removal or remediation under any Environmental Law, nor, to the best knowledge of the General Partner, are Hazardous Materials present in quantities or at levels that require investigation, removal or remediation under any Environmental Law at any real property formerly owned, leased or operated by Seller. There are no Liens as the result of the operation of any Environmental Laws held by any Governmental Entity or other person with respect to any real property currently owned, leased or operated by Seller (including the Real Property). There are no underground storage tanks or aboveground storage tanks containing Hazardous Materials at or under any real property currently owned, leased or operated by Seller (including the Real Property), and Seller's use, handling, storage, disposal, emission and transportation of Hazardous Materials, if applicable, is in compliance with all Environmental Laws. As used herein, "ENVIRONMENTAL LAWS" shall mean all statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items of all Governmental Entities and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to Hazardous Materials or the protection of the environment or human health and safety in effect as of the Closing Date, including, without limitation: (i) all requirements, including, without limitation, those pertaining to notification, warning, reporting, licensing, permitting, investigation, removal and remediation of Hazardous Materials; and (ii) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000 et seq.), the California Hazardous Waste Control Law (Division 20, Chapter 6.5 of the California Health and Safety Code, Section 2100 et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (Division 20, Chapter 6.6 of the California Health and Safety Code, Section 25249.5 et seq.), the Carpenter-Presley-Tanner Hazardous Substance Account Act (California Health & Safety Codes Section 25300 et seq.), the Hazardous Materials Release Response Plans and Inventory (Division 20, Chapter 6.95 of the California Health and Safety Code, Section 25500 et seq.), and all similar Federal, state, local and municipal laws in effect as of the Closing Date. As used herein, "HAZARDOUS MATERIALS" shall mean (A) any and all asbestos, gasoline, diesel fuel, petroleum, petroleum hydrocarbons, petroleum by-products, polychlorinated biphenyls, trichlorethylene, ureaformaldehyde and radon gas; (B) any substance the presence of which requires removal or remediation under any Environmental Law; (C) any substance which is toxic, infectious, radioactive, carcinogenic or mutagenic; (D) any materials, waste, chemicals and substances defined, listed, characterized or referred to as "hazardous substances", "hazardous waste", "infectious waste", "medical waste", "extremely hazardous waste", "hazardous materials", "toxic chemicals", "toxic substances", "toxic waste", "toxic materials", "contaminants", "pollutants", "carcinogens", "reproductive toxicants" or any variant or similar designations; and (E) any other substance which is regulated under any Environmental Laws, provided such substance is present in the action levels, concentrations or quantity thresholds specified herein.

        6.27. SECURITIES LAW MATTERS.

              6.27.1. INVESTMENT REPRESENTATION. Subject to the terms of Section
11.6 hereof, Seller will be acquiring that portion of the Acquisition Shares distributable to it at the Closing for its own account for investment only and not with a view to, or for resale in connection with, any "distribution" thereof for purposes of the Securities Act. Seller acknowledges that no advertising, general solicitation or other means were used by SCC with respect to the offer of the Acquisition Shares, and that the Acquisition Shares have not been registered under the Securities Act or any state securities laws and can be transferred only if so registered or unless an exemption from such registration is available. Seller acknowledges that the Acquisition Shares shall be "restricted securities" within the meaning of Rule 144 ("RULE 144") of the SEC, will contain a transfer restriction legend and may only be resold pursuant to an effective registration statement filed with the SEC under the Securities Act, pursuant to Rule 144 or pursuant to another valid exemption from the registration requirements of the Securities Act as confirmed by an opinion of counsel reasonably acceptable to Buyer.

              6.27.2. ACCESS TO INFORMATION. Buyer has not refused to provide Seller or the General Partners with any information which they may have requested. Seller is familiar with, and its representatives (including the General Partners) have been given full access by Buyer to, all information concerning the business and financial condition, properties, operations and prospects of Buyer that Seller has deemed relevant for purposes of making the investment decision to acquire the Acquisition Shares contemplated by this Agreement. In this regard, Seller acknowledges having received copies of SCC's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively, and Current Reports on Form 8-K dated May 22, 1997 and November 4, 1997, and December 12, 1997, respectively (collectively, the "SEC FILINGS"). By reason of the knowledge and experience of the General Partners in financial and business matters in general, and in the business of Buyer and investments of the type contemplated by this Agreement in particular, Seller and the General Partners are capable of evaluating the merits and risks of making the investment in the Acquisition Shares and are able to bear the economic risk of the investment (including a complete loss of such investment).

        6.28. PAST DUE OBLIGATIONS. Except as otherwise set forth on Schedule 6.28, no Closing Date Liabilities or Assumed Obligations have given rise, or shall give rise within five days after the Closing Date (except to the extent such Closing Date Liabilities will have been paid or satisfied by Seller prior to the Closing so as to relieve Buyer of all liability therefor), to any additional liability to Buyer on account of their being past due.

        6.29. EFFECT OF TRANSACTION. Seller is not, and will not become as a result of the completion of the transaction contemplated by this Agreement, "insolvent", as that term is defined in Section 3439.02 of the Civil Code; Seller is not entering into the purchase transaction with Buyer with the intent to hinder, delay or defraud any of its creditors; and upon completion of the purchase transaction on the Closing Date, (a) the value of that portion of the Acquisition Shares to be owned by it and the Excluded Assets will not be unreasonably small in relation to Seller's remaining business operations, and
(b) Seller will not incur any debts which it will not be able to pay as they become due.

        6.30. SALES TAX, TAX DEPOSITS, ETC. Seller is required by applicable Federal, state or local law to hold a resale permit, given the nature of its past and current business operations, and such resale permit is in full force and effect as of the date hereof. All Federal, state and local partnership tax returns, and all taxes, interests, penalties and other amounts due and owing thereunder, have been timely filed and paid, as the case may be, for all periods up to and including the Closing Date; and all withholding, payroll and other taxes which are required by applicable law to have been paid or deposited with a financial institution have been so paid and deposited, as applicable, for all periods up to and including the Closing Date. Seller has no liability for any taxes, or any interest or penalties in respect thereof, of any nature that may be assessed against Buyer or become a Lien against any of the Transferred Assets.

        6.31. OTHER INFORMATION. None of the information furnished by Seller or any of its representatives to Buyer or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Schedules and Exhibits) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of Seller in connection with the transactions contemplated hereby, contains any untrue statement of a fact or omits a material fact necessary to make the information contained herein or therein, under the circumstances in which such statements were made (or omitted), not materially misleading. Further, neither the General Partners nor any other employee of Seller knows of any current fact, state of affairs or circumstance relating to the Health/Fitness Business or the catering business which might result in a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of the Club other than such as are fairly and fully disclosed in the Club Financial Statements.

        6.32. KNOWLEDGE OF THE SELLER. As to each representation and warranty made by Seller under this Section 6, any fact or information known to the General Partners or to Neal Swerdlow ("SWERDLOW"), or notice received by the General Partners or Swerdlow, shall be imputed to Seller as if such fact or information were known to Seller or such notice had been received by Seller.

        6.33. TITLE; RIGHTS. Seller is the sole owner of the leasehold interest in and under the Ground Lease, free and clear of any Liens, except for the Permitted Exceptions. Seller has not committed or obligated itself in any manner whatsoever to sell, lease or encumber said leasehold interest or the Real Property or any interest therein to any party, other than under the Real Property Leases identified on Schedule 1.1.1(a). No rights of first refusal regarding Seller's leasehold interest or the Real Property exist under the organizational documents of Seller or under any agreement by which Seller may be bound or affected.

        6.34. GOVERNMENTAL APPROVALS; NOTICES. Except as set forth on Schedule 6.34, the Improvements and Seller's use of the Real Property pursuant to the Ground Lease fully comply in all material respects with all zoning, building, health, traffic, environmental, flood control, fire safety, handicap and other applicable laws, regulations, ordinances and rulings of all local, state and federal authorities and any other governmental entity having jurisdiction over the Real Property. Except as set forth in such Schedule 6.34, all requisite certificates of occupancy, licenses, permits, authorizations and other approvals have been duly obtained and are in full force and effect. To Seller's actual knowledge, there are no petitions, actions, hearings, planned or contemplated, relating to or affecting the zoning or use of the Real Property or any contiguous property. Seller has received no notice, written or otherwise, of any pending, threatened or proposed governmental action with respect to any public or utility improvements, improvement moratorium, assessments for public improvements, nor has Seller received any such notice with respect to any other actions which might have a material adverse effect upon the Ground Lease, the Real Property or Buyer's ability to utilize same after the Closing in the manner Seller is currently utilizing the Real Property. Seller is not aware of and has not received any written or other notices from any insurance companies, governmental agencies or from any other parties of any conditions, defects or inadequacies with respect to the Ground Lease or the Real Property (including health hazards or dangers, nuisance or waste, which, if not corrected, would result in termination of insurance coverage or increase its costs) or from governmental agencies or any other parties with respect to any violations of building codes and/or zoning ordinances or other governmental laws, regulations or orders with respect to the Ground Lease or the Real Property, pending or threatened condemnation proceedings with respect to the Ground Lease or the Real Property, or any proceedings which could or would cause the change, redefinition or other modification of the zoning classification, or of any building or environmental code requirements applicable to the Ground lease or the Real Property or any part thereof, or any property adjacent to the Real Property. Seller shall immediately notify Buyer of any violations or conditions of which Seller receives notice (whether written or oral).

        6.35. MAINTENANCE. The Real Property, including all systems and components contained in the Improvements forming a part thereof, have been, and will be through the Closing Date, maintained by Seller in substantially the same condition as they exist on the date hereof, normal wear and tear excepted.

        6.36. NON-ENCROACHMENT. To the best of Seller's knowledge, Seller's operation of the Real Property pursuant to the Ground Lease and any Improvements thereon do not violate, and the Real Property (including said improvements) do not encroach upon or otherwise violate, the rights of any adjacent properties or any third parties. In addition, no improvement on any adjacent property or belonging to any third party, and no action by any third party, encroaches upon Seller's exclusive rights to use and occupy the Real Property and Improvements pursuant to the Ground Lease.

        6.37. NO ADVERSE CONDITION. To Seller's knowledge, the Real Property is not subject to any material adverse geologic problem or soil condition and, over the past five years, the Real Property has not experienced any material damage from earthquakes, floods, earth subsidence or other similar occurrence of any nature which has not been substantially restored, repaired or corrected. Since the Cut-Off Date, there has been no material adverse event or changes affecting the Ground Lease or the Real Property, or any part or portion thereof.

        6.38. CONTRACTS. Except as set forth on Schedule 6.38, as of the Closing, Buyer will have no obligations whatsoever under any management, service, sales, marketing, leasing or other agency agreements, supply or maintenance contracts, licenses or permits, equipment or other leases, franchise arrangements, brokerage contracts, representations, warranties and guaranties of architects, contractors and suppliers and others and similar agreements affecting the Ground Lease or the Real Property, or any portion thereof.

        6.39. COLLECTIVE BARGAINING AGREEMENTS AND BENEFIT PLANS. No collective bargaining agreements between Seller and any labor organization apply to the operation and/or management of the Real Property pursuant to the Ground Lease.

        6.40. BANKRUPTCY, ETC. No bankruptcy, insolvency, rearrangement or similar action involving its interest in the Ground Lease or the Real Property, whether voluntary or involuntary, is pending or threatened, and Seller has never:

              6.40.1. filed a voluntary petition in bankruptcy;

              6.40.2. been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Federal bankruptcy act or any other laws;

              6.40.3. sought or acquiesced in the appointment of any trustee, receiver or liquidator of all or any substantial part of its or his properties, the Real Property, personal property or any portion thereof, or

              6.40.4. made an assignment for the benefit of creditors or admitted in writing its or his inability to pay its or his debts generally as the same become due.

              Seller is not anticipating or contemplating any of the actions set forth in Sections 6.40.1 through 6.40.4, inclusive, hereof.

SECTION 7.   REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer hereby represents and warrants to and agrees with Seller as follows:

        7.1. ORGANIZATION, ETC. SCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and to own or lease and operate its properties and to carry on its business as it is presently being conducted. SCC I LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and to own or lease and operate its properties and to carry on its business as it is presently being conducted.

        7.2. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and the Ancillary Documents by Buyer, and the consummation of the transactions contemplated hereby and thereby, will have been duly and validly authorized by SCC's Board of Directors and SCC I LLC's [members] [management board] on and as of the Closing Date. On the Closing Date, this Agreement (a) will have been, and the Ancillary Documents will be, duly and validly authorized, executed and delivered by Buyer, and (b) constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except (i) that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors? rights generally,
(ii) to the extent that enforceability may be limited by California courts with respect to any ?unconscionable? provisions contained therein, and (iii) that certain of the covenants contained herein may not be specifically enforceable and courts may award money damages rather than specific performance of contractual provisions involving matters other than the payment of money.

        7.3. EFFECT OF AGREEMENT, ETC. The execution, delivery and performance of this Agreement by Buyer and consummation by Buyer of the transactions contemplated hereby, will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which Buyer is subject; (b) violate any judgment, order, writ or decree of any court applicable to Buyer; or (c) result in the breach of or conflict with any term, covenant, condition or provision of Buyer's charter documents, as amended, or any commitment, contract or other agreement or instrument to which Buyer is a party or by which any of its properties or assets may be bound.

        7.4. ISSUANCE OF SHARES. The issuance of the Acquisition Shares to Seller and the Santa Ana and Canoga Park Clubs has been duly authorized and if, as and when delivered to Seller, the Acquisition Shares will be duly and validly issued, fully paid and non-assessable and will be free of any Lien (except as otherwise expressly provided in SECTION 11.6 hereof). Buyer shall take all action necessary to list the Acquisition Shares on the AMEX as soon after the Closing Date as is reasonably practicable.

        7.5. LITIGATION. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the best knowledge of Buyer, threatened against Buyer, which, in the reasonable judgment of Buyer, would prevent the consummation of the transactions contemplated hereby.

        7.6. NOTICES AND CONSENTS, ETC. No notice to, consent, authorization or approval of, or exemption by, any other person (including, without limitation, any Governmental Entity), other than notice, consents or approvals which Buyer shall have obtained as of the Closing Date, is required in connection with the execution, delivery and performance by Buyer of this Agreement or any of the instruments or agreements herein referred to (including any Ancillary Documents), or the taking of any action by Buyer herein contemplated.

        7.7. FINANCIAL STATEMENTS. All financial statements which SCC has delivered to Seller pursuant to SECTION 6.27.2 hereof (collectively, the "BUYER FINANCIAL STATEMENTS") are true, accurate and complete in all material respects, and the dollar amount of each line item included in the Buyer Financial Statements is accurate in all material respects. The Buyer Financial Statements have been prepared from the books and records of SCC, which are maintained on an accrual basis in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, and present fairly the financial position of SCC as of the respective dates thereof and the results of operations for the periods covered thereby. SCC is not subject to any debts, liabilities or obligations of any nature, whether absolute, contingent or otherwise, not fully and properly reflected or reserved against in the Buyer Financial Statements, except for debts, liabilities and obligations incurred by SCC in the ordinary course of business since the date of the most recent financial statements included in the Buyer Financial Statements.

        7.8. ACCESS TO INFORMATION. Seller has not refused to provide Buyer with any information Buyer has requested. Buyer is familiar with, and its representatives have been given full access to, all information concerning the business and financial condition, properties, operations and prospects of Seller that Buyer has deemed relevant for purposes of proceeding with the transactions contemplated by this Agreement. Anything herein to the contrary notwithstanding, the acknowledgements of Buyer reflected in this Section 7.8 shall not restrict or in any way limit Buyer's rights and remedies in the event any of the representations or warranties of Seller or the General Partners contained in this Agreement are incorrect or inaccurate in any material respect.

        7.9. OTHER INFORMATION. The information furnished by SCC or any of its representatives to Seller or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including any Exhibits) or any Ancillary Document or SEC Filings or any certificate, instrument delivered or to be delivered by or on behalf of Buyer in connection with the transactions contemplated hereby, does not contain any untrue statement of a fact or omit to state a material fact necessary to make the information contained herein or therein, taken as a whole, not materially misleading under the circumstances in which such statements have been made (or omitted). Further, SCC knows of no current fact, state of affairs or circumstance relating to its operations which might result in a material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business or results of




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

operations of Buyer other than such as are fairly and fully disclosed in the Buyer Financial Statements or SEC Filings, taken as a whole.

SECTION 8.   COVENANTS

        8.1. PRE-CLOSING COVENANTS. From and after the date hereof up to (and including) the Closing Date, Seller shall (a) conduct its Health/Fitness Business and catering business only in the ordinary course of business, consistent with past practices; (b) not sell, transfer or convey, or grant any Lien on or with respect to, any Transferred Assets; (c) not purchase or acquire, or make any commitment to purchase or acquire, any assets or properties which would constitute Transferred Assets without the prior consent of Buyer; (d) not make any changes in its Membership billing practices or rates or afford any existing or prospective member any discounts, deferrals or other concessions under any Membership Agreement or otherwise; (e) not make any capital expenditures without Buyer's prior approval; (f) not take any action, or fail or refuse to take any action, which would increase any of the liabilities or obligations included in the Assumed Obligations other than in the ordinary course of business; and (g) not take, permit to be taken or refrain from taking, any action or decision which would cause any of Seller's representations and warranties set forth in SECTION 6 (including, without limitation, SECTION 6.10) to be untrue or inaccurate on and as of the Closing Date (as if made on and as of such Date).

        8.2. NO OTHER NEGOTIATIONS. From and after the date hereof up through the earlier of (a) the Closing Date, or (b) the date that Seller and Buyer shall agree in writing to terminate all negotiations with respect to the transactions contemplated by this Agreement, and provided Buyer shall not be in breach of any material term or provision hereof, neither Seller, the General Partners nor any Seller Affiliate shall, directly or indirectly, solicit, initiate or otherwise engage in any negotiations or discussions with, or provide any information to, any other person or entity concerning the purchase of all or substantially all the properties and assets of Seller, regardless of the form or structure of any such transaction.

        8.3. ACCESS. From the date hereof through the Closing Date, Seller shall afford Buyer and its representatives, or cause them to be permitted, during normal business hours and upon reasonable notice, full access to all properties, books, files, data, contracts, leases, commitments and records of Seller and the General Partners (including, without limitation, all Business Records, Club Financial Statements, Membership Agreements and Contracts) to the extent relevant to the Transferred Assets or the operation of Seller's Health/Fitness Business or catering business, and during this period, Seller shall furnish Buyer with all financial, operating and other information and data as to the Transferred Assets as Buyer may reasonably request. At Buyer's request, Seller shall direct its representatives and employees to cooperate with Buyer and its representatives pursuant to this SECTION 8.3 at no additional cost to Buyer. In undertaking its due diligence hereunder, Buyer shall not disturb, to the extent reasonably possible, the operations of Seller and will communicate with only those employees of Seller whom Seller shall have identified for such purpose. The exercise by Buyer of any of the preceding rights, or any other act of Buyer, shall not negate, modify or otherwise affect any representation, warranty or covenant of Seller or the General Partners or modify any of Buyer's rights or Seller's or the General Partners' obligations in the event of any breach of any of such representations, warranties or covenants under this Agreement.

        8.4. PRESERVATION OF BUSINESS AND RELATIONSHIPS. From the date hereof until the Closing, Seller shall use its best efforts to preserve its business and organization intact, including, without limitation, to preserve the Club's present relationships with suppliers, customers, members, patrons and others having business relationships with it. Seller shall promptly arrange for utility and telephone service to be transferred to Buyer at Closing. Each of the parties hereto will use their best efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with such party's obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby.

        8.5. CONFIDENTIALITY. Neither Buyer nor Seller, nor any of their respective officers, directors, partners, employees or other representatives, shall directly or indirectly disclose to any other person or entity (including, without limitation, any members, patrons or partners of any Club) the fact that Buyer and Seller have entered into this Agreement, the identity of Buyer as the potential acquiring party and/or any of the terms or provisions of this Agreement, except (a) to such party's financing sources, professional advisors and employees who are involved in the negotiation of the transactions contemplated by this Agreement; (b) to the extent necessary to obtain the consent of the requisite number of limited partners in Seller to authorize Seller's entering into this Agreement; and (c) to the extent disclosed in Buyer's press releases or other public announcements or required by law or judicial process. To the extent Seller discloses any such information to any of its employees or partners as permitted by this SECTION 8.5, Seller will take all reasonable precautions necessary to insure the continued confidentiality of such information (including, with respect to disclosures to its employees, requiring that they execute confidentiality letters in form and substance reasonably acceptable to Buyer and its legal counsel).

        8.6. PUBLICITY. Both Buyer and Seller acknowledge that SCC is a publicly-held corporation whose securities are listed on AMEX and is therefore subject to various rules and regulations of both the SEC and AMEX regarding the timing and content of public disclosures regarding its business operations. While SCC will provide Seller with copies of all proposed press releases or other public disclosures concerning its proposed purchase of the Transferred Assets and will consider in good faith any suggested changes or revisions thereto communicated in writing by Seller, SCC shall have the right to finalize and disseminate all such press releases or other public disclosures which SCC's counsel deems necessary to comply with any such applicable rules and regulations. Prior to the Closing, Seller shall not issue any press release or otherwise make any public announcement or disclosure regarding SCC's proposed purchase of the Transferred Assets without the prior written consent of SCC, which consent may not be unreasonably withheld or delayed.

        8.7. RIGHT OF FIRST REFUSAL. If Buyer's purchase of the Transferred Assets is not consummated for any reason other than Buyer's breach, then, for the one (1)-year period following the date on which Buyer or Seller abandons the transactions contemplated hereby (as confirmed in writing by Buyer or Seller, as applicable), Buyer shall have a right of first refusal with respect to any bona fide offer to purchase the Health/Fitness Business, catering business and/or related assets of Seller (regardless of the form of transaction) (the "OFFER"). Following Seller's receipt of an Offer (but in no event more than five (5) business days after receipt), Seller will forward a copy thereof to Buyer, and, for a period of thirty (30) days thereafter (the "OPTION PERIOD"), Buyer will have the right, but not the obligation, to elect to purchase Seller's business and/or assets at the price and terms set forth in the Offer. If any of the consideration payable by the offeror consists of non-cash property, Buyer shall have the right to pay the fair market value of such non-cash property in cash or securities. If Buyer and Seller are unable to agree on the fair market value of such consideration within five (5) days following Buyer's receipt of the Offer, then the parties shall submit their respective valuations of such consideration to a mutually-acceptable investment banking firm to calculate such fair market value, and the decision of such firm shall be conclusive and binding. If the investment banking firm is unable to complete its fair market value calculations within ten
(10) days following the commencement of its engagement, then the Option Period shall be extended for a reasonable period of time thereafter (but in no event more than that number of days which shall equal the number of days it shall have taken the investment banking firm to complete its calculations). The fees and expenses of the investment banking firm engaged pursuant to this SECTION 8.7 shall be borne equally by Seller and Buyer. The consummation of Buyer's purchase of Seller's Health/Fitness Business, catering business and/or related assets in accordance with this SECTION 8.7 shall occur, if at all, within the later of forty-five (45) days following expiration of the Option Period or the closing date set forth in the Offer (the "PURCHASE PERIOD"). If Buyer fails or otherwise elects not to exercise such right within the Option Period, Seller may consummate the sale transaction with the offeror on the terms and conditions set forth in the Offer. If any of such terms or conditions change in a manner more favorable to the offeror, or if the transaction is not consummated with such offeror within the Purchase Period, then Buyer's right of first refusal shall once again be effective with respect to any such modified terms/conditions or to that (or any subsequent) Offer, as applicable. Further, if the Offer only contemplates the purchase of a portion of Seller's Health/Fitness Business, catering business or other related assets, then Buyer's rights under this
SECTION 8.7 shall continue in effect (during such one-year period) with respect to any and all subsequent offers for the balance of Seller's assets and properties comprising Seller's Health/Fitness Business and/or catering business, as the case may be.

        8.8. APPROVAL OF LIMITED PARTNERS. Seller represents and warrants that it has obtained the approval of the requisite number of limited partners to the transactions contemplated by this Agreement, as prescribed by applicable provisions of the Partnership Agreement.

        8.9. PERMITS. By no later than the Closing, Seller shall furnish to Buyer all building permits, certificates of occupancy and other governmental approvals confirming that each of the Improvements with respect to the Real Property has been completed in compliance with, and that the Real Property is being operated in compliance with, the Ground Lease and all applicable laws and regulations. At such time, Seller shall also provide Buyer with all surveys and geological, environmental and soil and engineering studies and reports prepared within five years prior to the date hereof with respect to the Real Property, together with a complete set of "as-built" plans with respect to the Improvements located on or affixed to the Real Property.

        8.10. DOCUMENTS. At the Closing, Seller shall deliver all books and records and other documents relating to the ownership and operation of the Real Property, as well as all keys with respect to the Club.

        8.11. SURVEY. Prior to the Closing, Buyer shall obtain and cause to be furnished to the Title Company in connection with the Title Company's issuance of the Title Insurance pursuant to SECTION 4.1 surveys for the Real Property prepared by registered public surveyors. Such surveys shall be certified as in accordance with the minimum standard detail requirements of ALTA/ASCM land title surveys and shall be reasonably acceptable to of the Title Company.

        8.12. PRELIMINARY TITLE REPORT. Prior to the execution of this Agreement, Seller has caused to be furnished to Buyer, at Buyer's expense, a Preliminary Title Report (the "PTR") dated as of December 3, 1997 from Chicago Title Company with respect to the Real Property, together with copies of all documents pertaining to all exceptions, including, but not limited to, covenants, conditions, restrictions, reservations, easements, rights-of-way of record, liens and other matters of record. Buyer hereby approves the exceptions identified therein.

        8.13. LIENS. Seller agrees to keep the Real Property free from any Liens through the date of Closing, other than Permitted Exceptions, and to indemnify and save Buyer harmless from any such Liens and all attorneys' fees and other costs and expenses incurred by reason any Liens, other than Permitted Exceptions, which relate back to Seller's ownership or operation of the Real Property pursuant to the Ground Lease.

        8.14. POST-CLOSING COVENANTS. Notwithstanding the consummation of the transactions contemplated by this Agreement on the Closing Date, Buyer and Seller shall observe, satisfy and perform the following duties and obligations:

              8.14.1. SELLER'S FURTHER ASSURANCES. After the Closing hereunder, Seller shall, at the request of Buyer, execute, acknowledge and deliver to Buyer, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents, instruments and other documents (together with the instruments referred to in SECTION 1.2, collectively, the "ANCILLARY DOCUMENTS") and take such other action as Buyer may reasonably request (a) to transfer to and vest in Buyer, and protect Buyer's right, title and interest in and to, all of the Transferred Assets and (b) otherwise to consummate the transactions contemplated by this Agreement.

              8.14.2. NON-COMPETITION.

                      (a) Each of Seller, the General Partners and each of the individuals listed in SCHEDULE 8.14.2 (individually, an "OBLIGOR") agrees for itself and for each Seller Affiliate that, for a period of three (3) years from and after the Closing Date, neither it nor any of its agents or representatives shall, directly or indirectly, and whether as a principal, agent or otherwise, or alone or in association with any other person (including any other Seller Affiliate) (a "COMPETING ENTITY"), carry on, be engaged or take part in, consult or advise, or own, share in the earnings of, or invest in the stock, bonds or other securities of, any entity (other than Buyer) which is engaged in the business of owning or operating (i) a health/fitness facility or business within a twenty (20)-mile radius of the Club or any Other Club, or (ii) a catering business within a three (3)-mile radius of the Club or any Other Club which, as of the date of this Agreement, owns or operates a catering business (a "COMPETING ACTIVITY").

                      (b) If a court of competent jurisdiction deems the length or geographic scope of the separate non-competition covenants described in this
SECTION 8.14.2(a) to be unreasonably long or broad, as the case may be, such that either (or both) such covenants is therefore deemed wholly or partially unenforceable, the parties intend that the affected non-competition covenant be modified by the court to reflect the maximum time period and the broadest geographic scope that such court deems permissible under the circumstances, and that such modified non-competition covenant be enforced to the fullest extent permitted by said court. In such event, this Agreement shall be deemed amended to accommodate the court's modification of said non-competition covenant in accordance with this SECTION 8.14.2(b).

                      (c) Notwithstanding the foregoing, no Obligor shall be deemed to be in violation of the terms of this SECTION 8.14.2 by reason of such Obligor's investing in stocks, bonds or other securities of any Competing Entity engaged in a Competing Activity (but without otherwise participating in such business), if (i) such stock, bonds or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, one percent (1%) of the issued and outstanding shares, or, in the case of bonds or other securities, five percent (5%) of the aggregate principal amount thereof issued and outstanding.

                      (d) Notwithstanding the provisions of SECTION 12.16 hereof, Seller acknowledges that the allocation of that portion of the Purchase Price reflected in Schedule 12.16 to the non-competition covenant contained in this SECTION 8.14.2 is not intended by any party to define or limit any claims for damages that Buyer may have in the event of the breach of this SECTION
8.14.2 by any Obligor, or Buyer's need for or right to equitable remedies to enforce the terms of this SECTION 8.14.2.

                      (e) The parties hereto acknowledge that the breach, or threatened breach, by any Obligor of any of the terms of this SECTION 8.14.2 would cause Buyer irreparable harm and injury that could not be compensated by an award of monetary damages. Accordingly, in the event of any breach or threatened breach, Buyer shall be entitled to equitable relief (including, without limitation, specific performance, temporary restraining orders and preliminary or permanent injunction) in addition to all other rights and remedies provided hereunder.

              8.14.3. EMPLOYEE BENEFIT PLANS

                      (a) Following the Closing, Seller shall retain as Retained Obligations, and be solely obligated to satisfy and discharge in a prompt and timely fashion, all obligations and liabilities (including, without limitation, (i) all liabilities for all contributions required to have been made to all plans as described in SECTION 6.23.2(c), and for all claims incurred, whether or not reported, on or before the Closing Date under all Plans, and (ii) all liabilities or obligations for unpaid compensation, disability, retirement, severance insurance including under COBRA or medical or life benefits) to employees or former employees of Seller which shall exist or have accrued as of the Closing Date.

                      (b) Seller shall indemnify, hold harmless and defend Buyer and its shareholders, officers, directors, members, employees and representatives, and their respective successors and assigns, from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements of counsel) incurred by Buyer or such persons, arising from or in connection with any liabilities or obligations of Seller under SECTION 8.14.3(a).

              8.14.4. BOOKS, RECORDS, ETC. For a period of five (5) years from and after the Closing Date, Buyer and Seller each shall retain, and shall, at the request of the other or the other's representatives, make available to the other, all of the original books and records of the Seller existing on the Closing Date, possession of which such party is entitled to under this Agreement, at a location in the Southern California area specified in a written notice to the other delivered within 10 days after the Closing Date (or at any other location in the United States to which Buyer or Seller, as the case may be, has removed such books and records after notice to the other party), for the inspection and copying thereof (which inspection and copying to be at the sole cost and expense of the inspecting party).

SECTION 9.   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

        The obligation of Buyer to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this SECTION 9, unless waived by Buyer:

        9.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES, PERFORMANCE OF COVENANTS AND RELATED CERTIFICATE. The representations and warranties of the Seller set forth in SECTION 6 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; Seller shall have performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement on or prior to the Closing Date; and Seller shall have delivered to Buyer a certificate to such effect, dated the Closing Date, signed by the General Partners or other person duly authorized to act on Seller's behalf.

        9.2. NO PENDING OR THREATENED LEGAL ACTION. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any governmental entity shall be pending or threatened, which challenges, imposes or threatens to impose a material limitation on the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby.

        9.3. APPROVALS, NOTICES, CONSENTS, ETC. Seller shall have obtained, and Buyer shall have received true and correct copies of, all notices, approvals and consents which are required to enable Seller to transfer good and marketable title to the Transferred Assets to Buyer, free and clear of any and all Liens, and each approval and/or consent shall be in full force and effect and be reasonably satisfactory in form and substance to Buyer and its counsel.

        9.4. LIMITED PARTNER APPROVAL. The approval of the requisite number of limited partners of Seller to the transactions contemplated hereby (as described in SECTION 8.8 hereof) shall not have been revoked, rescinded or repealed, and shall be in full force and effect as of the Closing Date.

        9.5. SECRETARY'S CERTIFICATE. Buyer shall have received an accurate certificate, dated the Closing Date, of the General Partners of Seller with respect to (a) the approval of the requisite number or percentage of limited partners of Seller to the transactions contemplated by this Agreement as prescribed by applicable provisions of the Partnership Agreement; (b) the resolutions adopted by the General Partners and such limited partners approving this Agreement and the transactions contemplated hereby; and (c) the incumbency and specimen signature of the General Partners and each other person executing this Agreement and any other agreement or Ancillary Document being (or to be) executed by each such Partnership, and a certification by another person as to the incumbency and specimen signature of said General Partners or other person.

        9.6. GOOD STANDING CERTIFICATES, ETC. Buyer shall have received (a) a certificate of the Office of the Secretary of State of the State of California, dated within five (5) days before the Closing Date, certifying that the records of the State of California regarding Seller reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its powers, rights and privileges, and that in accordance with the records of the State of California, Seller is authorized to exercise all of its powers, rights and privileges in the State of California, and (b) a telegram or other document from one or more appropriate officials of such State, or an affidavit of counsel with respect to telephone conversations with such officials, dated within five days before the Closing Date, to the same effect.

        9.7. CLEARANCE CERTIFICATES. To the extent available from such offices, Buyer shall have received certificates from the Franchise Tax Board and the Employment Development Department confirming the absence of any and all taxes, penalties, interest and/or other amounts due and owing by Seller to such governmental agency (or agencies) with respect to its operations prior to the Closing Date. Further, Buyer shall have received a certificate or other written confirmation from ADP or other financial institution or data payroll service dated as of the day immediately prior to the Closing Date to the effect that all withholding and payroll tax deposits required to have been made by Seller prior to the Closing Date have been timely made.

        9.8. RELEASE OF SECURITY INTERESTS. Buyer shall have received true and correct copies of all releases of all security interests in the Transferred Assets which may have existed prior to the Closing Date (including, without limitation, security interests held by any lender or other third party) and completed UCC release or termination statements or reconveyances of deeds of trust or releases of any mortgages suitable for filing with the appropriate governmental agencies to terminate and release all previously-filed UCC-1 financing statements, deeds of trust or mortgages on or with respect to any Transferred Assets.

        9.9. RENEGOTIATION OF INDEBTEDNESS. Seller shall have entered into binding agreements with certain of its creditors in the form of Exhibit "C" such that the aggregate amount of Closing Date Liabilities as of the Closing Date shall not exceed the Maximum Liability Amount, and the terms and conditions applicable to the assumption and satisfaction of all Assumed Obligations shall be acceptable to Buyer in its sole discretion.

        9.10. NO MATERIAL ADVERSE CHANGES. Between the Cut-Off Date and the Closing Date, there shall not have occurred any material adverse change in or with respect to any of the Transferred Assets, the Health/Fitness Business or the catering business which will continue or extend beyond the Closing Date (whether or not any such material adverse change is covered by insurance).

        9.11. EXECUTION AND DELIVERY OF OTHER AGREEMENT AND INSTRUMENTS. Buyer and Seller shall have executed and delivered all requested Ancillary Documents, and all other agreements, instruments and other contracts which are required to enable Buyer to purchase and acquire the Transferred Assets in accordance with the terms and provisions of this Agreement or which Buyer otherwise requires to be executed in connection with the consummation of the transactions contemplated hereby.

        9.12. ENVIRONMENTAL AUDIT. Buyer shall have received and approved a Phase I environmental analysis as of a recent date relating to the Real Property.

        9.13. APPROVAL OF SCHEDULES. Buyer shall have approved the form and content of all Schedules which are required to be prepared or otherwise provided by Seller but which were not attached to this Agreement as of the date hereof.

        9.14. POWERS OF ATTORNEY. Buyer shall have received duly executed and acknowledged powers of attorney, reasonably satisfactory in form and substance to Buyer and its counsel, giving Buyer or its designee the authority to act on behalf of Seller and in its name, place and stead with respect to all of the Transferred Assets and Assumed Obligations, to the extent permitted by law. Buyer shall indemnify and hold Seller harmless from any liability of Seller which results from any acts of Buyer taken under such powers of attorneys in violation of this Agreement.

        9.15. APPROVAL OF BOARD OF DIRECTORS. Buyer's Board of Directors shall have approved of Buyer's executing and delivering this Agreement and purchasing the Transferred Assets in accordance with the terms hereof.

        9.16. CONSUMMATION OF OTHER TRANSACTIONS. All conditions precedent and other contingencies of Buyer described or referred to in the Other Purchase Agreements shall have been satisfied or waived by Buyer, and Buyer's purchase and acquisition of the "Transferred Assets" (as described and defined in the Other Purchase Agreements, the "OTHER TRANSFERRED ASSETS") shall be consummated in accordance with the terms of the applicable Other Purchase Agreements simultaneously with the closing of the transactions contemplated by this Agreement on the Closing Date.

        9.17. SERVICES AGREEMENT. Buyer will have entered into an agreement with California Recreational Services ("CRS") under which CRS shall provide specific data processing and Membership accounting services for Buyer's benefit, upon terms and conditions acceptable to Buyer and CRS.

        9.18. OPINION OF SELLER'S COUNSEL. Seller's counsel shall have furnished Buyer with its opinion on certain matters relating to the transactions contemplated hereby in form acceptable to Buyer and its counsel.

SECTION 10.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

        The obligations of Seller to consummate the transactions contemplated by this Agreement on the Closing Date shall be subject to the satisfaction of each of the conditions set forth in this SECTION 10, unless waived by Seller.

        10.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES OF BUYER, PERFORMANCE OF COVENANTS, AND RELATED CERTIFICATE. The representations and warranties of Buyer set forth in SECTION 7 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date; Buyer shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Buyer under this Agreement on or prior to the Closing Date; and Buyer shall have delivered to Seller a certificate to such effect, dated the Closing Date, signed by an officer duly authorized to act on its behalf.

        10.2. NO PENDING OR THREATENED LEGAL ACTION. No order, injunction, decree or other action or legal, administrative, arbitration or other proceeding by any person or investigation by any governmental entity shall be pending or threatened, which challenges, imposes or threatens to impose a material limitation on the execution, delivery or performance of this Agreement, or the consummation of any of the transactions contemplated hereby.

        10.3. SECRETARY'S CERTIFICATE. Seller shall have received an accurate certificate of the Secretary of Buyer, dated the Closing Date, with respect to
(a) the resolutions adopted by the Board of Directors of Buyer approving this Agreement and the transactions contemplated hereby; and (b) the incumbency and specimen signature of each officer of Buyer executing this Agreement and any other agreement or Ancillary Document to be executed by Buyer, and certification by another officer of Buyer as to the incumbency and specimen signature of said signing officer(s).

        10.4. ASSUMPTION OF LIABILITIES. Buyer shall have executed and delivered, and Seller shall have received copies of, Assignment and Assumption Agreements, under which Buyer has agreed to satisfy and perform all Assumed Obligations in accordance with the terms thereof.

        10.5. EXECUTION AND DELIVERY OF OTHER AGREEMENTS. Buyer and Seller shall have executed and delivered all other agreements, instruments and contracts which are required to enable Seller to carry out the terms and provisions of this Agreement.

        10.6. APPROVAL OF LIMITED PARTNERS. The General Partner of Seller shall have obtained the approval or consent of the requisite number of limited partners required to approve the sale of the Transferred Assets in accordance with applicable provisions of its Partnership Agreement, and said approval or consent shall be in full force and effect as of the Closing Date.

        10.7. CONSUMMATION OF OTHER TRANSACTIONS. All conditions precedent and other contingencies of Seller described or referred to in the Other Purchase Agreements shall have been satisfied or waived by Seller, and Seller's conveyance of the Other Transferred Assets shall be consummated in accordance with the terms of the applicable Other Purchase Agreements simultaneously with the closing of the transactions contemplated by this Agreement on the Closing Date.

        10.8. OPINION OF BUYER'S COUNSEL. Buyer's counsel shall have furnished Seller with its opinion on certain matters relating to the transactions in form acceptable to Seller and its counsel.

SECTION 11.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

        11.1. SURVIVAL. The representations and warranties set forth in this Agreement, any Exhibit or Schedule, the Ancillary Documents and any certificate or instrument delivered in connection herewith shall survive the execution and delivery of this Agreement and any investigation made by any party hereto at any time thereafter.

        11.2. INDEMNIFICATION BY SELLER. Seller acknowledges and agrees with Buyer that, regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have and, regardless of the Closing hereunder, Seller shall indemnify Buyer and its respective directors, officers, shareholders, members, employees and representatives, and their respective successors and assigns (individually, a "BUYER INDEMNIFIED PARTY"), and hold each Buyer Indemnified Party harmless from, against and in respect of any and all costs, losses, claims, causes of action, demands, liabilities, fines, penalties, damages and/or expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them in connection with:

              11.2.1. PRE-CLOSING DATE MATTERS All liabilities of or claims against any Buyer Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, arising out of or relating to the Transferred Assets, the Health/Fitness Business or the catering business, as applicable, and attributable to any state of facts existing or any event occurring on or before the Closing Date (whether known or unknown to Seller or Buyer), to the extent not included in the Assumed Obligations or in excess of amounts shown to be Closing Date Liabilities or otherwise specified in this Agreement to be the obligation of Buyer, regardless of when such claim or liability is asserted against the applicable Buyer Indemnified Party, and all liabilities of or claims against any Buyer Indemnified Party or Seller of any nature, whether accrued, absolute, contingent or otherwise, relating to the Excluded Assets or the Retained Obligations and attributable to any state of facts existing or any event occurring either before or after the Closing Date (whether known or unknown to Seller or Buyer) regardless of when such claim or liability is asserted against the applicable Buyer Indemnified Party;

              11.2.2. LIABILITY CLAIMS all personal injury or other liability claims which relate to any products sold, services provided, any state of facts existing or any event occurring on or before the Closing Date;

              11.2.3. BREACH OF THIS AGREEMENT any breach of any of the representations, warranties, covenants or agreements made by the General Partners or Seller in this Agreement, any

Exhibit or Schedule, any Ancillary Document or any certificate of instrument delivered in connection herewith;

              11.2.4. TAXES, ETC. any taxes of any kind whatsoever, or expenses, interest or penalties relating thereto, which arise out of or result from the transactions contemplated by this Agreement other than state and/or local sales or use taxes;

              11.2.5. NON-ASSUMED OBLIGATIONS any attempt (whether or not successful) by any person to cause or require a Buyer Indemnified Party to pay or discharge any debt, obligation, liability or commitment of Seller, the General Partners or Seller Affiliate which is not included in the Assumed Obligations or the existence of which would constitute a breach of any representation, warranty, covenant or agreement of Seller or the General Partners notwithstanding the Closing; or

              11.2.6. OTHER INCIDENTAL MATTERS any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this SECTION 11.2; provided, however, that Seller shall not be obligated to indemnify a Buyer Indemnified Party and hold it harmless under this SECTION 11.2 with respect to any settlement of a claim to which Seller has not consented, if such consent has not been unreasonably withheld or delayed.

              If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this SECTION 11.2, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Buyer Indemnified Party, Seller shall also furnish an indemnity bond satisfactory to Buyer to obtain the prompt release of such lien, attachment, garnishment or execution.

        11.3. INDEMNIFICATION BY BUYER. Buyer hereby covenants and agrees with Seller that, regardless of any investigation made at any time by or on behalf of Seller or any information it may have and, regardless of the Closing hereunder, Buyer shall indemnify Seller, the General Partners, and all directors, officers, employees, partners, representatives and their respective successors and assigns (individually a "SELLER INDEMNIFIED PARTY"), and hold each Seller Indemnified Party harmless from, against and in respect of any and all costs, losses, claims, causes of action, demands, liabilities, fines, penalties, damages and/or expenses (including interest which may be imposed in connection therewith and court costs and reasonable attorneys' fees and disbursements of counsel) incurred by any of them in connection with:

              11.3.1. POST-CLOSING DATE MATTERS all liabilities of or claims against any Seller Indemnified Party of any nature, whether accrued, absolute, contingent or otherwise, (x) with respect to the Assumed Obligations, or (y) attributable or relating to the operation by Buyer of the Transferred Assets from and after the Closing Date, except if such liability results from or arises in connection with the breach of any of the representations, warranties, covenants or agreements made by the General Partner or Seller in this Agreement, any Schedule or Exhibit, any Ancillary Document or any certificate or instrument delivered in connection herewith;

              11.3.2. BREACH OF TERMS OF THIS AGREEMENT any breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement, any Exhibit or Schedule, any Ancillary Document or any certificate or instrument delivered in connection herewith;

              11.3.3. ASSUMED OBLIGATIONS any attempt (whether or not successful) by any person to cause or require a Seller Indemnified Party to pay or discharge any debt, obligation, liability or commitment which is included in the Assumed Obligations, notwithstanding the Closing; or

              11.3.4. OTHER INCIDENTAL MATTERS any action, suit, proceeding, compromise, settlement, assessment or judgment arising out of or incidental to any of the matters indemnified against in this SECTION 11.3; provided, however, that Buyer shall not be obligated to indemnify a Seller Indemnified Party under this SECTION 11.3 with respect to any settlement of a claim to which the Buyer has not consented, if such consent has not been unreasonably withheld or delayed.

              If, by reason of the claim of any third party relating to any of the matters subject to indemnification under this SECTION 11.3, a lien, attachment, garnishment or execution is placed upon any of the property or assets of any Seller Indemnified Party, Buyer shall also furnish an indemnity bond satisfactory to Seller to obtain the prompt release of such lien, attachment, garnishment or execution.

        11.4. RIGHT TO DEFEND, ETC. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a Buyer Indemnified Party or a Seller Indemnified Party (referred to hereinafter as an "INDEMNIFIED PARTY"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interests of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party (or parties). The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this
SECTION 11, for all costs and expenses incurred by it in connection therewith.

        11.5. SUBROGATION. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party shall reasonably assist and cooperate with the indemnifying party at no expense to the Indemnified Party in enforcing such rights.

        11.6. RIGHT TO OFFSET. Anything herein to the contrary notwithstanding, if Seller fails to reimburse Buyer for any amounts to which Buyer is entitled under this Agreement, including, without limitation, this SECTION 11 ("REIMBURSABLE AMOUNTS") within ten (10) days after written demand therefor, then, during the one-year period following the Closing Date, Buyer shall have the right to recover the Reimbursable Amount from the number of Acquisition Shares then held by Seller in accordance with this SECTION 11.6. The number of such Shares which Buyer shall have the right to recover pursuant to this SECTION
11.6 shall be determined by multiplying (a) the number of Acquisition Shares held by Seller by (b) the average closing price of a share of Buyer's Common Stock as reported on AMEX for the 10 business days preceding the Closing Date (the "STOCK PRICE"), deducting from said product (c) the Reimbursable Amount, and dividing the remaining number by the Stock Price. Any fractional shares will be disregarded. If Buyer and Seller are unable to resolve any accounting issue relating to whether Buyer is entitled to deduct a Reimbursable Amount pursuant to this SECTION 11.6 within 10 days after Buyer's notifying Seller of any such claim, then the parties shall resort to the dispute resolution mechanism set forth in SECTION 4.2.3 hereof, and the determination of such accounting firm on all accounting matters shall be binding on the party. If one or more such disputes are outstanding at the time the one-year period expires, such disputes shall be resolved in accordance with the terms hereof notwithstanding such expiration. Any disputes other than accounting matters shall not be subject to resolution by such accounting firm.

SECTION 12.   MISCELLANEOUS

        12.1. EXPENSES, ETC. Buyer and Seller shall pay their own respective expenses and the fees and expenses of their respective counsel in connection with this Agreement.

        12.2. SPECIFIC PERFORMANCE. Anything herein to the contrary notwithstanding, Seller and Buyer acknowledge that the Transferred Assets are unique and that Seller and Buyer will have no adequate remedy at law if the other party (or parties) shall fail to perform any of its obligations hereunder. In such event, Buyer or Seller, as the case may be, shall have the right, in addition to any other rights it may have hereunder or under applicable law, to equitable remedies (including, without limitation, specific performance, temporary restraining orders and preliminary and permanent injunctions).

        12.3. NO WAIVER; CUMULATIVE REMEDIES. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein and/or in any Ancillary Document or other document. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether of the same or any different term. No right or remedy which any party hereto may possess or elect to exercise shall be exclusive of any other right or remedy, all of which shall be cumulative and in addition to all such rights and remedies.

        12.4. BINDING EFFECT, BENEFITS. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement may not be assigned by any party hereto without the prior written consent of the other. Notwithstanding the foregoing, no consent shall be necessary for Buyer to assign this Agreement to any person, corporation or other entity that controls, is controlled by or is under common control with Buyer (an "Affiliate"); provided, that (i) Buyer shall remain directly and primarily liable for the performance of its obligations hereunder, and (ii) any such Affiliate to which Buyer assigns this Agreement shall agree to observe and be bound by all the terms and provisions hereof. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        12.5. NOTICES. All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy, messenger or air courier, or seventy two (72) hours after deposit in the U.S. Mails, mailed by certified or registered first class mail, postage prepaid, return receipt requested, and duly addressed to the party to whom the same is so given or made:

                If to The Partnership or the LLC, to:

                Sequoia Athletic Club & Racquetball World
                7530 Orangethorpe Avenue
                Buena Park, California 90621
                Attention:  Dr. G. Barton Heuler,
                General Partner
                Telecopier No.:  (714) 523-5490

                With a copy to:

                Edward T. Swanson, Esq.
                Swanson & Meepos LLC
                1875 Century Park East
                Suite 800
                Los Angeles, California 90067
                Telecopier No.:  (310) 282-0325

                If to The Spectrum Club Company, Inc., to:

                11100 Santa Monica Blvd., Suite 300
                West Los Angeles, California 90025
                Attention:  John Gibbons, President
                Telecopier No.: (310) 479-5740

                With a copy to:

                Ronald K. Fujikawa, Esq.
                Kinsella, Boesch, Fujikawa & Towle
                1901 Avenue of the Stars, 7th Floor
                Los Angeles, California  90067
                Telecopier No.: (310)284-6018

                If to SCC I LLC Partners, to:

                1995 Broadway
                New York, New York
                Telecopier No.: (212) 595-1831
                Attn:  Brian J. Collins

                With a copy to:

                Eric R. Landau, Esq.
                Battle Fowler LLP
                Park Avenue Tower
                75 East 55th Street
                New York, New York  10022
                Telecopier No.: (212) 339-9150

Any party may change its address or facsimile number for purposes of this
SECTION 12.5 by giving notice to the others in accordance with the terms hereof.

        12.6. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto, which are incorporated herein by this reference) and the Ancillary Documents constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to such subject matter. No party hereto shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, any Exhibit, Schedule or Ancillary Document.

        12.7. HEADINGS; CERTAIN TERMS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement or any term or provision hereof. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity.

        12.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        12.9. GOVERNING LAW. This Agreement shall be governed by, and construed (as to both validity and performance) and enforced in accordance with, the laws of the State of California applicable to contracts executed and to be wholly performed therein.

        12.10. SEVERABILITY; CONSTRUCTION. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each other term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law. Both Seller and Buyer have participated in the negotiation and drafting of this Agreement. Accordingly, each of Seller and Buyer waives any statutory provision, judicial decision or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted the provision in question.

        12.11. NO BROKERS. Except as otherwise set forth in Schedule 12.11 or in the Real Property Purchase Agreement, each of Buyer and Seller represents and warrants that it has not engaged any person to act as a broker or finder in connection with the execution of this Agreement, and that no person is entitled to any fee or compensation as a result of the consummation of the transactions contemplated hereby.

        12.12. JURISDICTION; WAIVER OF JURY TRIAL. Except as provided in Sections 4.2.3 and 11.6, the parties hereto (a) hereby irrevocably submit to the jurisdiction of any court of the State of California or any federal court sitting in the State of California for the purposes of any suit, action or other proceeding arising out of this Agreement or any Ancillary Document, or any of the transactions contemplated hereby, which is brought by or against any of the parties hereto, and (b) hereby irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. In connection with any dispute arising under or in connection with this Agreement, any Ancillary Document or any other agreement or instrument, each party hereby irrevocably waives all rights it may have to a jury trial, and each party agrees that it will not seek to consolidate any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BUYER AND SELLER AND EACH ACKNOWLEDGES THAT NEITHER THE OTHER PARTY NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTY HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. BUYER AND SELLER EACH FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER, BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. BUYER AND SELLER EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

        12.13. AMENDMENTS. This Agreement may not be amended or modified except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such amendment or modification is sought.

        12.14. DISCLOSURE. Any disclosure by either party hereto pursuant to any specific provision of this Agreement shall be deemed a disclosure for all other purposes of this Agreement.

        12.15. SECTION REFERENCES. All references contained in this Agreement to any section number and to any Exhibit or Schedule are references to sections of, or Exhibits or Schedules attached to, this Agreement, unless otherwise specifically stated.

        12.16. ALLOCATION OF PURCHASE PRICE FOR TAX PURPOSES. After the Closing the parties will jointly agree as to the allocation of the Purchase Price and shall file the forms required by Section 1060 of the Code in accordance therewith.

        12.17. USE OF TERMS. In this Agreement, the terms "Club" and "Seller" are used to distinguish the legal entity (Seller) from the health/fitness facility operated by it (the Club). However, such usage is not intended to, and shall not, limit or reduce the legal duties and obligations of Seller (if "Club" is used in its stead), nor shall it be deemed to exonerate or eliminate the liability or obligation of a Club (if "Seller" is used in its stead).









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

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, on the date first above written.



                                        THE SPECTRUM CLUB COMPANY, INC.



                                        By:   /s/ John M. Gibbons
                                            ------------------------------------
                                              John M. Gibbons, President


                                        SCC I LLC PARTNERS



                                        By:   /s/ Philip H. Lovett
                                            ------------------------------------
                                              Authorized Officer

                                        RBW/Fullerton,
                                        a California Limited Partnership


                                         By:  /s/ Dr. G. Barton Heuler
                                            ------------------------------------
                                              Dr. G. Barton Heuler,
                                              Co-Managing General Partner


                                         By:  /s/ Donald P. Tormey
                                            ------------------------------------
                                              Donald P. Tormey,
                                              Co-Managing General Partner





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                                LIST OF SCHEDULES


Schedule 1.1.1(a)                List of Real Property Leases
Schedule 1.1.1(b)                List of Personal Property Leases
Schedule 1.1.1(c)                Real Property Owned by Seller
Schedule 1.1.1(d)                Personal Property Owned by Seller
Schedule 1.1.1(f)                Contracts
Schedule 1.1.1(j)                Proprietary Rights
Schedule 2.1.1(a)                Closing Cash Payment
Schedule 3.2.1                   Closing Date Liabilities
Schedule 3.3.1                   Debts, Obligations, Liabilities of Seller
Schedule 6.6                     Restrictions; Burdensome Agreements
Schedule 6.7                     Notices and Consents
Schedule 6.10                    Absence of Certain Changes or Events
Schedule 6.11                    Title; Liens/Encumbrances
Schedule 6.14(a)                 Facilities Schedule
Schedule 6.14(b)                 Information Regarding Memberships
Schedule 6.15                    Insurance Policies/Bonds
Schedule 6.16.3           Non-Defaults
Schedule 6.16.4           Contracts NOT Assignable
Schedule 6.17.1           Licenses
Schedule 6.17.2           Proprietary Rights
Schedule 6.19                    Litigation
Schedule 6.21                    Interest in Competitors
Schedule 6.23.2           Employee Benefit Plans
Schedule 6.23.3           List of All Employees of Seller
Schedule 6.28                    Past Due Obligations
Schedule 6.33                    Title; Rights
Schedule 6.34                    Governmental Approvals; Notices
Schedule 6.38                    Contracts
Schedule 8.14.2           Non-Competition
Schedule 12.11            No Brokers
Schedule 12.16            Allocation of Purchase Price for Tax Purposes






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

                                LIST OF EXHIBITS


Exhibit A-1       Assignment and Assumption of Ground Lease
Exhibit A-2       Bill of Sale
Exhibit B         Registration Rights re: Acquisition Shares
Exhibit C         Renegotiated Debt Agreements
Exhibit D-1       Assignment and Assumption of Subleases
Exhibit D-2       Assignment and Assumption Agreement
Exhibit E         Partnership Agreement of Limited Partnerships; Articles of
                  Organization and Operating Agreement of LLC
Exhibit F         Form Membership Agreement















                                       51